UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section
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(a) of the
Securities Exchange Act of 1934

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Skyline Champion Corporation
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PROXY STATEMENT & ANNUAL MEETING OF SHAREHOLDERS

2023

SKYLINE CHAMPION

LETTER TO OUR SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to our 2023 Annual Meeting of Shareholders, which will take place solely via a live webcast on Thursday, July 27, 2023, at 10:00 AM, Eastern Time at www.proxydocs.com/SKY. There is no physical location for this meeting. Annual meetings play an important role in maintaining communications and understanding among our management, Board of Directors and shareholders, and we hope you will participate.

On the pages following this letter you will find:

◾	The notice of our 2023 Annual Meeting of Shareholders, which lists the items of business to be considered at the Annual Meeting; and

◾	Our 2023 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

Based on the success of last years’ virtual meeting, we have opted to host the 2023 Annual Meeting of Shareholders virtually and urge all shareholders to take advantage of Internet and telephone voting. To participate in the Annual Meeting, you must register in advance at www.proxydocs.com/SKY. As part of the registration process, you must enter the control number provided on your proxy card, voting instruction form, or Notice of Electronic Availability. Upon completing your registration, you will receive further instructions via email, one hour prior to the meeting time, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

We have elected to provide shareholders Notice of the 2023 Annual Meeting of Shareholders (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Shareholders, and for voting via the Internet, through the Securities and Exchange Commission’s “notice and access” method. Please see the next page for the Notice. Providing our proxy materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials, you may do so by following the instructions contained in the Notice.

Sincerely,

Mark Yost

President and CEO

June 2, 2023

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

DATE & TIME Thursday, July 27, 2023 10:00 AM Eastern Time	LOCATION via webcast at www.proxydocs.com/SKY	RECORD DATE You may vote if you owned Skyline Champion common stock at the close of business on June 2, 2023

ITEMS OF BUSINESS

(1)	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

(2)	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.

(3)	To consider a non-binding advisory vote on fiscal 2023 compensation paid to Skyline Champion’s named executive officers.

(4)	To cast an advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

(5)	To transact any other business that may properly come before the annual shareholders meeting or any postponements or adjournments thereof.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Agenda Item	Board Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote

1. Election of Directors	FOR ALL Nominees	No	No Effect	Plurality of Votes Cast

2. Ratification of Auditors	FOR	Yes	No Effect	Majority of Votes Cast

3. Advisory Approval of Executive Compensation	FOR	No	No Effect	Majority of Votes Cast

4. Advisory Vote on Frequency of Approval of Executive Compensation	ONE YEAR	No	No Effect	Greatest Number of Votes

HOW TO VOTE

By Internet	By Telephone	By Mail	In Person

Visit 24/7 www.proxypush.com/SKY	Call 1-866-307-0847 in the US	Sign, date and mail the proxy card in the envelope provided	Vote in person by attending the webcast of the Annual Meeting virtually

By order of the Board of Directors,

Robert M. Spence

Senior Vice President, General Counsel and Secretary

June 2, 2023

ABOUT SKYLINE CHAMPION CORPORATION  ⬛

ABOUT SKYLINE CHAMPION CORPORATION

Date of Distribution: June 16, 2023

Skyline Champion Corporation (“Skyline Champion,” the “Company,” “we,” “us,” or “our”) is a leading producer of factory-built housing in North America with operations dating back to 1951. Our leading position is driven by our comprehensive product offering, strong brand and quality reputation, broad manufacturing footprint, and our complementary retail and logistics businesses.

Skyline Champion is transforming construction across the United States and western Canada. We are making it possible for people to have a home that is built better, built faster, and is more attainable today. We achieve this by providing offsite construction solutions that are more innovative, affordable, and sustainable housing solutions for our customers and the end consumer. We are the largest independent publicly traded factory-built homebuilder in the United States.

THE FACTORY BUILT HOME ADVANTAGE

Homeownership Affordability and Speed Energy Efficient Sustainably Built Production Efficiency and Quality Product Improvement and Innovation	INDUSTRY-LEADING BRANDS

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	1

⬛  ABOUT SKYLINE CHAMPION CORPORATION

A LOOK BACK AT FISCAL YEAR 2023

FINANCIAL HIGHLIGHTS

$2.6 BILLION REVENUE	25,910 HOMES SOLD IN NORTH AMERICA	$97 THOUSAND US AVERAGE HOME SELLING PRICE

$402 MILLION NET INCOME	31.4% GROSS MARGIN	$7.00 EARNINGS PER SHARE

Skyline Champion delivered strong results in fiscal 2023 in the face of a challenging macroeconomic environment including inflation and rising interest rates. The Company was able to grow revenue and expand profitability through improved operational efficiencies and customer-focused investments. Net income for the year increased 62% to $402 million, and revenue increased 18% to over $2.6 billion. Our strong results reflect the culture of our experienced operational teams, relationships with our customers and suppliers, broad geographic footprint and the strength of our affordable product offerings across multiple brands. During fiscal 2023, we provided nearly 26,000 affordable homes to consumers throughout North America. Our performance during the year reflects our innovative product offerings, affordable price points, strategic positioning and the success of our core initiatives.

The Skyline Champion team continues to focus on executing on our longer-term strategic initiatives that will benefit our shareholders, customers, employees and other stakeholders for years to come. We continue to refine our product floor plan designs and options which help to improve operational efficiencies while offering designed flexibility to our customers. The Company continues to invest in the development of enhanced digital offerings, including a platform where consumers can design, configure and price their home online. That, in addition to progress made in automating portions of our production processes, enhances the sustainable value Skyline Champion offers.

During fiscal 2023, we acquired and completed the integration of Manis Custom Builders and 12 Factory Expo retail sales centers from Alta Cima Corporation in order to continue the expansion of our manufacturing and retail footprint. We also began ramping new facilities for operations in Pembroke, NC, which started production in late fiscal 2023, Bartow, FL and Decatur, IN. We expect those facilities will continue to help drive growth in fiscal 2024.

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ABOUT SKYLINE CHAMPION CORPORATION  ⬛

CORPORATE RESPONSIBILITY

We demonstrate our commitment to Corporate Responsibility through company-wide and plant specific programs and through our everyday business practices when providing high-quality, affordable homes to U.S. and Canadian homebuyers. Our social responsibility extends across our key stakeholders through our core operating principles, including integrity, respect, honesty, pride and safety for all those we encounter internally and in our communities.

SUSTAINABILITY	HEALTH AND SAFETY	COMMUNITY OUTREACH	GOVERNANCE

Energy Star® certified homes.

Strict standards under federal building codes for energy efficient equipment, upgraded insulation, high performance windows, and low flow plumbing fixtures.

Homes cost up to 50% less per square foot than conventional site-built homes.

Ongoing behavior-based safety and training programs with a goal of zero injuries.

Investment in tools and equipment with added safety features.

Responsibility for ensuring a safe work environment shared by EHS team, executive management, and our Board of Directors.

Encourage civic involvement at local community level.

Local teams provide support and assistance to charitable organizations through initiatives such as food and coat drives, tutoring and mentoring programs, blood drives, and other causes.

Code of conduct certification required at all levels within the company (Board of Directors, management, and employees).

Broadened diversity of Board of Directors as result of 2022 election. Nominations for 2023 will further diversify the Board.

HUMAN CAPITAL	STAKEHOLDER ENGAGEMENT	ENVIRONMENTAL FOCUS

Commitment to equal opportunity hiring, recruitment, development, and training.

Foster a safe, inclusive, and respectful workplace free of discrimination and harassment.

Value unique skills and diversity of thought.

Open and transparent communication with our stakeholders — shareholders, employees, customers, suppliers, and communities we serve.

Social responsibility to homebuyers, customers, employees, and the communities in which they live and work.

Reforestation commitment to plant one tree for every tree used in construction. Minimized environmental footprint with reuse and recycle programs. Completed ESG Materiality Assessment

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	3

⬛  PROXY SUMMARY

PROXY SUMMARY

This Proxy Statement contains information related to our 2023 Annual Meeting of Shareholders to be conducted via a live webcast on Thursday, July 27, 2023, at 10:00 a.m. Eastern Time. This summary highlights information contained elsewhere in the Proxy Statement. Please read the entire Proxy Statement before voting.

Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting your vote for the following:

PROPOSAL ONE: ELECTION OF DIRECTORS

We are asking you to vote “FOR” the following candidates for election to our Board. Additional information on Director Nominees is available beginning on page 6.

Nominee	Age	Director Since	Independent	Current Committee Membership

Keith Anderson	61	2018	Yes	Audit Committee

Michael Berman	65	2018	Yes	Audit; Nominating and Governance Committee

Eddie Capel	62	2019	Yes	Compensation Committee

Michael Kaufman	51	2018	Yes	Compensation; Nominating and Governance Committee

Tawn Kelley	59	—	Yes

Erin Mulligan Nelson	54	2019	Yes	Audit; Compensation Committee

Nikul Patel	50	2022	Yes	Compensation Committee

Gary Robinette	74	2018	Yes	Nominating and Governance Committee

Mark Yost	51	2019	No

PROPOSAL TWO: RATIFICATION OF AUDITORS

We are asking you to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent auditors for fiscal 2024. Additional information on independent auditor appointment is available beginning on page 25.

PROPOSAL THREE: EXECUTIVE COMPENSATION

We are asking you to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEO(s)”) as disclosed in this proxy statement. Additional information on our executive compensation program is available beginning on page 28.

PROPOSAL FOUR: FREQUENCY OF APPROVAL OF EXECUTIVE COMPENSATION

We are asking you to vote for, on an advisory basis, the frequency of the approval of compensation of our NEOs as disclosed in this Proxy statement. Additional information on our executive compensation program is available beginning on page 29.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board is currently comprised of nine members. Directors are elected annually at Skyline Champion’s annual meeting of shareholders, and each director holds office until the next annual meeting of the shareholders and until his or her successor is elected and qualified. New directors need not be shareholders of Skyline Champion.

Our Board, upon the recommendation of the Nominating and Governance Committee, voted to nominate Keith Anderson, Michael Berman, Eddie Capel, Michael Kaufman, Tawn Kelley, Erin Mulligan Nelson, Nikul Patel, Gary Robinette, and Mark Yost for election and re-election at the 2023 annual meeting of our shareholders (the “2023 Annual Meeting”). Information relating to each nominee, including his or her period of service as a director of the Company, principal occupation and other biographical material appear later in this proxy statement. Timothy Bernlohr, our current Chairman of the Board, will retire from the Board effective upon the conclusion of the 2023 Annual Meeting.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the nine director nominees. In the event that one or more of the nominees unexpectedly becomes unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the current Board, or the Board may be reduced accordingly. All of the nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected.

The Board recommends that shareholders vote FOR all nine director nominees. The voting standard for director elections is a plurality standard. This means that the individuals who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	5

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

The individuals nominated for election at the 2023 Annual Meeting represent a diverse range of viewpoints, backgrounds, skills, experience and expertise. The biography of each nominated director and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are described below:

Keith Anderson, Independent Director since: 2018 Age: 61	Michael Berman, Independent Director since: 2018 Age: 65

Keith Anderson became a director of Skyline Champion on June 1, 2018. Mr. Anderson was named Chief Executive Officer of Skyline Champion on June 1, 2018 and he retired from that role effective June 1, 2019. He served between November 1, 2016 and June 1, 2018 as Chief Executive Officer of both Champion Holdings and Champion Home Builders, Inc. (“CHB”), a Division of Champion Holdings. Previously, from June 2015 through October 30, 2016, Mr. Anderson was President and Chief Executive Officer of Champion Holdings and Chief Executive Officer of CHB. Since 2016, he has served on the Board of Managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has served as a director of the non-profit organization Manufactured Housing Institute, and on the Manufactured Housing Advisory council for both Fannie Mae and Freddie Mac. Prior to joining Champion Holdings, Mr. Anderson was Executive Vice President and Chief Operating Officer of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC ending with the role of President and Chief Executive Officer. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from DePaul University.

Michael Berman joined the Board on November 25, 2018. Mr. Berman has served as the Chief Executive Officer of MB Capital Associates, a consulting firm, since March 2018. From 2011 through 2018, he was Chief Financial Officer and Executive Vice President of GGP, Inc., a retail real estate investment company where he oversaw its finance, accounting, capital markets, treasury, investor relations, and corporate communications functions. Previously he was Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties (formerly Manufactured Home Communities), an owner and operator of manufactured home communities. Mr. Berman was employed in the investment banking department of Merrill Lynch & Co. from 1988 through 2002 and was an associate professor at the New York University Real Estate Institute in 2003. Mr. Berman also serves as a director and Chair of the Audit Committee of Jaguar Global Growth Corporation and a member of both the Audit and Nominating and Governance Committees of Brixmor Property Group, Inc., one of the nation’s largest owner-operators of grocery anchored shopping centers. He previously served as a director of Mack-Cali Realty Corporation on both the Audit and Compensation Committees. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law, and a B.A. from Binghamton University.

QUALIFICATIONS:

Mr. Anderson’s extensive experience as a senior executive and director, including with Champion Holdings, in the manufactured home industry and the financial services industry providing financing for manufactured housing, make him highly qualified to serve on our Board.

QUALIFICATIONS:

Mr. Berman’s broad real estate, investment, and corporate financial experience, coupled with his manufactured housing community experience, make him highly qualified to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

Eddie Capel, Independent Director since: 2019 Age: 62	Michael Kaufman, Independent Director since: 2018 Age: 51

Eddie Capel became a director of Skyline Champion on September 16, 2019. Mr. Capel has been the Chief Executive Officer of Manhattan Associates, Inc. since 2013. Before then, he served Manhattan Associates in various roles, including Executive Vice President, Chief Operating Officer, and President. Before joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions, including Chief Operations Officer and Vice President, Operations, where he led teams that supported the supply chain strategies of companies such as Walmart, Amazon.com and J.C. Penney. He also served as Director, Operations, with Unarco Automation, an industrial automation/robotics systems integrator. Before joining Unarco, Mr. Capel worked as a Project Manager and System Designer for ABB Robotics in the United Kingdom. He obtained his degree in HNC Mechanical Engineering from Swindon College.

Michael Kaufman became a director of Skyline Champion on June 1, 2018. Mr. Kaufman is the Chief Executive Officer of MAK Capital, an investment advisory firm based in New York, New York, which he founded in 2002. He is director and Chairman of the Board of Agilysys, Inc., and serves as a director for Yatra Online, Inc., Trailhead Biosystems and Metal Recovery Holdings, LLC, (formerly AZP, LLC and American Zinc Recycling). Mr. Kaufman holds a B.A. degree in Economics from the University of Chicago, where he also received his M.B.A. degree. He also earned a law degree from Yale University.

QUALIFICATIONS:

Mr. Capel has spent the majority of his professional career developing and delivering technology solutions for large manufacturing companies, with integrated manufacturing, supply chain and distribution operations. His experience with manufacturing supply chains and the integration of technology with the same make him highly qualified to serve on our Board.

QUALIFICATIONS: Mr. Kaufman’s investment and finance experience and familiarity with the manufactured home industry make him highly qualified to serve on our Board.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	7

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

Tawn Kelley, Independent Age: 59	Erin Mulligan Nelson, Independent Director since: 2019 Age: 54

Tawn Kelley, recommended by a third-party search firm, is nominated to become a director of Skyline Champion. Ms. Kelley is an Executive Vice President of Taylor Morrison Home Corporation, one of the country’s top public, NYSE-listed homebuilders. With more than 30 years of experience in new construction mortgage financing, Ms. Kelley serves as President of Taylor Morrison’s financial services suite of companies, leading Taylor Morrison Home Funding and Inspired Title Services. In addition, she is the Chair of the company’s joint venture business, Mortgage Funding Direct Ventures which she founded in 2001 and sold to Taylor Morrison in 2009. The joint venture partners with homebuilders to provide in-house mortgage operations. In 2011, she established a free qualification improvement program to better position families for home purchase, and today her proprietary program – Able, Ready, Own – has educated and strengthened qualification for thousands of families. In 2021, Ms. Kelley joined the Mortgage Bankers Association national board (MBA) and, in addition, she currently serves on the Residential Board of Governors as well as the Affordable Homeownership Advisory Council and MBA’s Investment Committee. In 2020, she joined the Board of Directors for STORE Capital, a publicly traded REIT, and was named Chair of the Board in December 2021. She led the sale of STORE Capital to GIC Private Limited in February 2023 and left the Board at that time.

Erin Mulligan Nelson became a director of Skyline Champion on September 16, 2019. Erin currently serves as the Chief Executive Officer for OfficeSpace Software, a Vista Equity portfolio company. From 2021 through the end of 2022, Ms. Nelson served as Chief Executive Officer and Director of Bonterra, a public benefit corporation which became the second largest and fastest-growing social good software platform. Before leading Bonterra, Ms. Nelson was Chief Executive Officer and Director of Social Solutions from April 2020 to November 2021. Prior to that, from September 2017 to March 2020, she was the CEO of Calytera, a private equity-backed government technology software company. Ms. Nelson spent 11 years at Dell, Inc., including as Global Chief Marketing Officer, where she stewarded the Dell.com ecommerce business, Corporate Social Responsibility and Dell’s global marketing strategy, and has also served as Chief Marketing Officer for SunPower and Bazaarvoice. She has led brand strategy, global communications, social media, corporate social responsibility, global research, marketing talent development and agency management. Ms. Nelson serves on the Board of Directors for Mavenir, a private telecommunications company, and Zalat Restaurant Group, a privately held hospitality company. Ms. Nelson obtained her B.B.A. from the University of Texas and currently serves on the Dean’s Advisory council for the University of Texas McCombs School of Business.

QUALIFICATIONS:

Ms. Kelley has extensive experience in the home construction industry as well as home financing solutions, including consumer engagement. Her extensive leadership and industry experience make her highly qualified to serve on our Board.

QUALIFICATIONS:

Ms. Nelson has extensive experience in marketing and communications. She has led brand strategy, global communications, social media, corporate social responsibility, global research, marketing talent development and agency management. Her additional experience on executive committees for corporate philanthropy, diversity and sustainability make her highly qualified to serve on our Board.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

Nikul Patel, Independent Director since: 2022 Age: 50	Gary Robinette, Independent Director since: 2018 Age: 74

Nikul Patel was elected to serve as a director of Skyline Champion on July 26, 2022. Mr. Patel is a co-founder, CEO, and Chairman of the Board of Directors of LoanGlide, Inc., an embedded financing platform for personal loans, a position he has held since November 2019. Prior to that, he was Chief Strategy Officer of LendingTree, Inc. LendingTree operates an online consumer platform in the United States offering comparison shopping services for mortgage, credit card, personal loans, insurance and various other financing products. During his more than six-year tenure at LendingTree, he also held the positions of Chief Operating Officer and Chief Product Officer at various times. Prior to joining LendingTree, Mr. Patel held various other leadership positions including President, Lendage.com at Bills.com, Inc., Chief Operating Officer and Vice President, Products at Home-Account, Inc. and a variety of positions at Intel Corporation over a 12-year period. Mr. Patel also serves as a director of Data Axle, Inc. As an entrepreneur, he also co-founded Movoto.com, an online real estate search platform. Mr. Patel holds an M.B.A. in Finance from the Wharton School of Business at the University of Pennsylvania, an M.S. in Computer Engineering from Florida Atlantic University, and a B.E. in Electronics and Communication Engineering from Gujarat University.

Gary Robinette became a director of Skyline Champion on June 1, 2018. Mr. Robinette served as a member of the Champion Holdings Board of Managers starting in 2010. Mr. Robinette served as Chairman of Associated Metals, LLC, where he continues to serve as a director. He previously served as Chairman Emeritus of Ply Gem Industries Inc. until November 2020. He served as President and Chief Executive Officer of Ply Gem from 2006 through 2018. Mr. Robinette was elected Vice Chairman of the Ply Gem Board of Directors in May 2013 and was appointed Chairman of the Ply Gem Board of Directors in 2015. Prior to joining Ply Gem, Mr. Robinette served as Executive Vice President and COO at Stock Building Supply, formerly a Wolseley company, since September 1998, and was also a member of the Wolseley North American Management Board of Directors. Mr. Robinette held the position of President of Erb Lumber Inc., a Wolseley company, from 1993 to 1998 and served as Chief Financial Officer and Vice President of Carolina Holdings, which was the predecessor company of Stock Building Supply. Mr. Robinette received a B.S. in Accounting from Tiffin University and an M.B.A. from Xavier University, where he has served as a member of the Board of Trustees. He also served as a member of the Policy Advisory Board of Harvard University’s Joint Center for Housing Studies and serves on the board of directors for two companies sponsored by private equity firms.

QUALIFICATIONS:

Mr. Patel’s extensive experience in product management technology systems, including online tools in the home buying and financing arena, as well as his background in business development and transformational initiatives make him highly qualified to serve on our Board.

QUALIFICATIONS:

Mr. Robinette’s extensive experience as a senior executive at companies in the housing industry, as well as his experience as director of Champion Holdings and other companies, make him highly qualified to serve on our Board.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	9

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

Mark Yost, President and CEO Director since: 2019 Age: 51

Mark Yost became a director of Skyline Champion on April 30, 2019 in connection with being named President and Chief Executive Officer effective June 1, 2019. Mr. Yost joined Champion Holdings in June 2013 as Chief Financial Officer and Executive Vice President. In October 2016 he was named President of CHB. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in Finance and M.B.A. degrees from the University of Michigan.

QUALIFICATIONS:

Mr. Yost’s significant experience in the manufactured housing industry as a senior executive of Champion Holdings U.S. operations, as well as his extensive corporate finance, M&A, and strategic planning experience make him highly qualified to serve as a director for our Company.

BOARD COMPOSITION AND DIRECTOR INDEPENDENCE

Our business and affairs are managed under the direction of our Board. The Board strives to identify directors who represent a diverse range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including personal and professional integrity, high ethical values, sound business judgment, demonstrated business and professional skills, experience, and a commitment to the long-term interests of Skyline Champion and its shareholders. In evaluating candidates, the Nominating and Governance Committee also considers potential conflicts of interest, diversity, the extent to which a candidate would fill a present or anticipated need, and a candidate’s willingness and ability to devote adequate time to the activities of the Board. In any particular situation, the Nominating and Governance Committee may focus on individuals possessing a particular background, experience or qualifications that the Nominating and Governance Committee believes would be important to enhance the effectiveness of the Board. To retain flexibility, the Nominating and Governance Committee has not adopted minimum qualifications for director candidates. The Nominating and Governance Committee has engaged third party search firms to identify qualified candidates and will consider director candidates recommended by shareholders. See “Process for Selecting Nominees and Shareholder Nominations” and “Shareholder Proposal Information” below for further information.

The Company entered into an investor rights agreement (the “Investor Rights Agreement”) with Champion Holdings and certain funds, the last remaining one of which is affiliated with MAK Capital (“MAK”), a shareholder holding greater than 5% of the Company’s outstanding shares of voting common stock, which included certain agreements relating to the composition of the Board. Under the Investor Rights Agreement, the Company is obligated to use its reasonable best efforts to cause the Board to nominate for election: (i) the Chief Executive Officer of the Company; (ii) up to one affiliated director nominated by MAK (subject to certain ownership thresholds); and (iii) the number of independent directors necessary to satisfy the rules of the New York Stock Exchange (“NYSE”). MAK continues to meet the ownership threshold and has nominated Mr. Kaufman.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

The Board acknowledges the value of diversity across a broad spectrum of ethnicity, gender, experience, skills, and several other factors. The Company’s Board continues to evolve as it strives to identify, nominate, and appoint the best possible candidates. Through its By-Laws, Corporate Governance Guidelines, and Nominating and Governance Committee Charter, the Board established diversity as an attribute in evaluating potential new directors. The By-Laws provide that, for all open and new seats on the Skyline Champion Board of Directors, the Nominating and Governance Committee will require that the initial list of candidates from which it will select new management-supported director nominees include qualified diverse candidates, including but not limited to women and minority candidates. The Committee will direct any third-party consultant retained to assist in the selection to include such candidates in its initial list. Of the slate of eight independent director nominees, two are female, two are from an underrepresented racial/ethnic group, and only three have served longer than five years. The Board’s approach is to seek diversity broadly, including in experience and skillsets, and focus on assisting the Company to achieve its strategic initiatives for all stakeholders. The Board anticipates further board refreshment in fiscal 2025, with the search conducted in accordance with the Company’s By-Laws and objectives.

The Board has determined that Mses. Kelley and Nelson and Messrs. Anderson, Berman, Bernlohr, Capel, Kaufman, Patel, and Robinette are “independent directors” as that term is defined in the NYSE Listed Company Manual and under the Securities and Exchange Commission (“SEC”) rules and regulations.

In making this determination, the Board considered the relationships that Mses. Kelley and Nelson and Messrs. Anderson, Berman, Bernlohr, Capel, Kaufman, Patel, and Robinette have with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including ownership interests in the Company and arrangements between the Company and the director or his or her affiliates.

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

MEETINGS AND COMMITTEES

The Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is composed solely of independent directors as that term is defined in applicable rules of the SEC and the NYSE, and all members of the Compensation Committee qualify as “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Corporate Governance” link on our website at www.skylinechampion.com or upon written request to our Corporate Secretary at Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

During the fiscal year ended April 1, 2023, the Board held seven (7) meetings. Each incumbent director during that year attended each of the meetings of the Board and the committees of the Board on which he or she served during the period, except Mr. Berman and Mr. Robinette were each excused from attending one, but different, Audit Committee Meeting. During this same period, six (6) executive sessions of the Board were held, each with and without Mr. Yost present. Members of the Board are expected to attend and be present at the annual meeting of shareholders, and all then incumbent directors attended the 2022 annual meeting of shareholders except John Firth, who had been excused from attending and who had not been nominated to serve as a Director.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	11

⬛  PROPOSAL ONE: ELECTION OF DIRECTORS

The table below lists the members and summarizes the responsibilities of the three committees during fiscal 2023. Committee membership for fiscal 2024 will be evaluated following the annual shareholders meeting.

Audit Committee Current Members: Keith Anderson Michael Berman, Chair Timothy Bernlohr Erin Mulligan Nelson No. of Meetings during Fiscal 2023: 4

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function; (v) cybersecurity and data privacy; and (vi) the Company’s internal controls over financial reporting; and environmental matters, including identifying risks, identifying a sustainability framework, establishing metrics, and measuring performance. It is also responsible for deciding whether to appoint, retain or terminate the Company’s independent auditors and pre-approving the audit, audit-related, tax, and other services, if any, to be provided by the independent auditors. The Audit Committee is also responsible for preparing the disclosures required by Item 407(d)(3)(i) of Regulation S-K and the reports required by the SEC rules to be included in the Company’s annual proxy statement. The Board recently restated and amended the Company’s By-Laws and assigned primary responsibility for review of environmental risks and opportunities to the Audit Committee.

The Board has determined that each of Ms. Nelson and Messrs. Anderson, Berman and Bernlohr meet the definition of “independent director” under the rules of the NYSE and under Rule 10A-3 under the Exchange Act, and that each is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE.

Compensation Committee Current Members: Eddie Capel, Chair Michael Kaufman Erin Mulligan Nelson Nikul Patel No. of Meetings during Fiscal 2023: 2	The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the Company’s officers, directors, and employees, including establishing a compensation philosophy, assessing the adequacy of the Company’s overall compensation programs, and administering the Company’s compensation, benefit and equity-based plans. It is responsible for reviewing the Company’s overall compensation strategy and assessing whether such strategy provides the appropriate rewards and incentives for the Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel. The Compensation Committee is also responsible for: (i) reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and other executive officers; (ii) evaluating the performance of the CEO and other executive officers in light of those goals and objectives; (iii) setting the compensation of the CEO and other executive officers based on such evaluation; and (iv) oversight of social matters relating to employees and the communities in which the Company operates. It is also responsible for reviewing and making such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans that are subject to Board approval. The Board recently restated and amended the Company’s By-Laws and assigned primary responsibility for review of social risks and opportunities to the Compensation Committee.

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PROPOSAL ONE: ELECTION OF DIRECTORS  ⬛

Nominating and Governance Committee Current Members: Michael Berman Timothy Bernlohr Michael Kaufman, Chair Gary Robinette No. of Meetings during Fiscal 2023: 4	The Nominating and Governance Committee: (i) assists the Board in identifying individuals qualified to be directors, consistent with criteria approved by the Board; (ii) recommends director nominees to the Board for the next meeting of shareholders at which directors will be elected or to fill vacancies or newly created directorships; (iii) oversees the evaluation of the Board, its committees and management; and (iv) develops and implements sound corporate governance practices.

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⬛  CORPORATE GOVERNANCE OVERVIEW

CORPORATE GOVERNANCE OVERVIEW

Skyline Champion is committed to good corporate governance.

We strive to maintain strong corporate governance practices that protect and enhance accountability for the benefit of Skyline Champion and all of its shareholders. We regularly review and continually refine our governance practices and policies to align with evolving practices and issues raised by our shareholders.

Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to shareholders. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules and can be modified to reflect changes in Skyline Champion’s organization or business environment. The Board reviews the Corporate Governance Guidelines on an annual basis and, if necessary, modifies the guidelines to reflect current good governance practices and policies.

Skyline Champion’s Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Conduct described below may be found in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com or in print upon the submission of a request under the Contact Investor Relations section under the Resources tab on our website. The Company recently revised and restated its By-Laws, which are posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com.

We believe part of effective corporate governance includes active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics, such as business strategy, capital allocation, corporate governance, and executive compensation.

This section describes key corporate governance facts about our Company and practices that we have adopted.

ROLE OF OUR BOARD

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives. The Board assigned primary responsibility for review of environmental, social, and corporate compliance risks and opportunities (commonly referred to as Environmental, Social and Governance (“ESG”)) to the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, respectively, but retained responsibility for the integration and oversight of ESG policies and practices across the Company.

Members of the Board stay informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk.

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CORPORATE GOVERNANCE OVERVIEW  ⬛

Skyline Champion’s governance processes address matters relating to Board operations that are fundamental to shareholder interests. The independent directors meet regularly without management present to evaluate Skyline Champion’s results, plans, and challenges, as well as management’s performance and the strength and development of Skyline Champion’s NEOs.

The Board is actively engaged in overseeing and reviewing Skyline Champion’s strategic direction and objectives, taking into account (among other considerations) Skyline Champion’s risk profile and exposures. The Board conducts an annual in-depth review of the business, which includes consideration of strategic, operational, competitive, financial, compliance, and other risk exposures. Skyline Champion currently separates the Board Chair and CEO functions, with each position held by a different individual. The Board considers the current constituency of management in evaluating whether a combined role is efficient and effective. At the present time, it is the assessment of the Board that separating these positions allows the CEO to focus on the Company’s business, while the Board Chair can focus on corporate governance matters.

Although the Board as a whole has responsibility for risk oversight, addressing risk-related issues as appropriate, three standing committees also oversee Skyline Champion’s risk profile and exposures relating to matters within the scope of each committee’s authority, and each report to the Board about its deliberations. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Audit Committee considers audit, accounting, and compliance risk, as well as related matters, and it receives reports from its outside auditors, internal audit staff, and the Chief Financial Officer, among others. The Audit Committee is also responsible for the review of Skyline Champion’s major risk exposures (whether financial, operational, or otherwise), including environmental risk, and the steps management has taken to monitor and control such exposures, and for evaluating management’s process to assess and manage Skyline Champion’s enterprise risk issues. The Board recently assigned the Compensation Committee broader responsibility for oversight of human capital and social risks, and to continue to evaluate the level of risk implied by Skyline Champion’s compensation programs, including incentive compensation programs in which the CEO and other employees participate. The Nominating and Governance Committee monitors potential risks to the effectiveness of the Board, notably director succession and the composition of the Board, taking into account current best governance practices, and the principal policies that guide Skyline Champion’s governance. Each of these committees operates under a written charter to promote clarity in its responsibilities and accountability among its members. These committees work in a coordinated way to address recurring matters and respond to unanticipated events.

CORPORATE GOVERNANCE GUIDELINES

The Board is guided by our Corporate Governance Guidelines. We believe our Corporate Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Corporate Governance Guidelines at least annually and occasionally more frequently, as needed. Our Corporate Governance Guidelines are posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com.

We have recently made several corporate governance enhancements:

(1)

Approved Amended and Restated By-Laws, as of November 10, 2022, to align the By-Laws with the SEC’s new requirements regarding universal proxies pursuant to Rule 14a-19, promulgated under the Exchange Act.

(2)

Approved a revised Compensation Recoupment Policy to bring the existing policy in line with the final clawback rules published by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(3)	Approved a revised Insider Trading Policy to bring the existing policy in line with changes adopted by the SEC relating to Rule 10b5-1 plans and related matters.

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⬛  CORPORATE GOVERNANCE OVERVIEW

CODE OF BUSINESS CONDUCT AND ETHICS

Skyline Champion’s Code of Business Conduct and Ethics (“Code of Conduct”) applies to all members of the Board and all employees of Skyline Champion’s subsidiaries and affiliated entities, including our Chief Executive Officer and senior management. The Code of Conduct outlines the principles and policies governing our Company. The standards in this Code of Conduct should be viewed as the minimum standards that the Company expects from its employees, officers, and directors, but the Code of Conduct does not supersede the Company’s specific policies and procedures. Our Code of Conduct is posted in the Governance Documents section under the Governance tab on our website at www.skylinechampion.com. All Company directors and management employees annually certify compliance with the Code.

PROCESS FOR SELECTING NOMINEES AND SHAREHOLDER NOMINATIONS

Nominations of persons for election to the Board of Skyline Champion may be made in advance of any annual meeting of shareholders by or at the direction of the Board or by a proposing shareholder entitled to vote for the election of directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations must be made pursuant to timely notice given in writing to the Company’s Secretary. See “Shareholder Proposal Information” below. The Nominating Shareholder’s notice must set forth, as to each person whom the Nominating Shareholder proposes to nominate for election as a director certain information about the nominee and the Nominating Shareholder, as more fully set out in the Company’s By-Laws.

BOARD LEADERSHIP STRUCTURE

Skyline Champion has split the roles of CEO and Board Chair.

As non-executive chair of our Board, the Board Chair is responsible for presiding over Board meetings, executive sessions of the independent directors, and meetings of shareholders, attending meetings of the Board’s committees as appropriate, and assisting management in representing Skyline Champion to external groups as needed and as determined by the Board. The Board elects its chair annually following the annual meeting of shareholders.

Our CEO, Mr. Yost, oversees the day-to-day affairs of Skyline Champion and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for Skyline Champion because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our Board Chair to direct the business of the Board.

Our Board periodically reviews this structure and recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of Board Chair and CEO should be separate or combined, which maintains flexibility based on Skyline Champion’s needs and the Board’s assessment of the Company’s leadership. Our corporate governance guidelines do provide that the Board appoint a lead independent director in the event the CEO is elected Board Chair or the Board Chair otherwise does not qualify as independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2023, the Compensation Committee was comprised of Ms. Nelson and Messrs. Capel, Kaufman and Patel. Mr. Kaufman is affiliated with MAK, the sole remaining Principal Shareholder (as defined below). For additional information regarding transactions between the Principal Shareholder and the Company, see “Certain Relationships and Related Person Transactions” below.

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CORPORATE GOVERNANCE OVERVIEW  ⬛

BOARD’S ROLE IN STRATEGIC PLANNING

While the formulation and implementation of Skyline Champion’s strategic plan is primarily the responsibility of management, the Board plays an active role with respect to the Company’s strategy. This includes not only monitoring progress made in executing the strategic plan, but also regularly evaluating the strategy in light of evolving operating, economic, and other conditions. The Board carries out its role primarily through regular reviews of the Company’s strategic plan and discussions with management, which include both broad-based presentations and more in-depth analyses and discussions of specific areas of focus. In addition, regular Board meetings throughout the year include presentations and discussions with management on significant initiatives implementing the strategic plan; developments affecting an area of the Company’s business; and on trends, competition, and emerging challenges and opportunities. The Board also reviews the strategic plan, including actions taken and planned to implement the strategy, as part of its review and approval of the annual budget.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s oversight of risk management enhances the directors’ understanding of the risks associated with the Company’s strategic plan and its ability to provide guidance to and oversight of senior management in executing the Company’s strategy.

Our Board undertakes its responsibility to oversee risks to Skyline Champion through a risk governance framework designed to:

◾	identify critical risks;

◾	allocate responsibilities for overseeing those risks to the Board and its committees; and,

◾	evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions in the ordinary course of the Board’s decisions and as part of the Company’s business strategy. This includes assessing potential cybersecurity risks and an ongoing review of the Company’s cybersecurity program.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

On June 1, 2018, the Company, Champion Holdings and certain funds, including but not limited to MAK Capital (“MAK”) (collectively the “Principal Shareholders”), and certain other parties, entered into a registration rights agreement providing for, among other things, customary demand registration rights, shelf registration rights, and “piggyback” registration rights in favor of the Principal Shareholders. Subsequently, the Company registered shares for its own account and for shares held by the Principal Shareholders and others. All Principal Shareholders other than MAK sold all their shares in the Company and, as a result, no longer have any material rights or obligations under the registration rights agreement. The Company did not sell any shares in connection with those registrations. MAK continues to hold registration rights in its favor, and its shares are registered for sale.

INVESTOR RIGHTS AGREEMENT

On June 1, 2018, the Company, certain principal shareholders, and Champion Holdings entered into the Investor Rights Agreement. MAK is the last of the Principal Shareholders to have rights under the Investor Rights Agreement, which provides for, among other things, certain information rights and certain agreements relating to the composition of the Board of Directors.

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⬛  CORPORATE GOVERNANCE OVERVIEW

RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES

Any proposed arrangement that could give rise to a conflict of interest in which a director, officer or employee of the Company, any immediate member of their family, or any of their close associates is anticipated to receive a payment or other significant benefit, whether directly or indirectly, from the Company is to be reported to the Company’s legal or human resources department. Any such transaction involving an executive officer, director, or any of their respective immediate family members in which the amount involved exceeds $120,000 and in which any such persons will have (or may be reasonably expected to have) a direct or indirect material interest is to be reported to the Audit Committee for review and approval, except for employment relationships that have been approved by the Compensation Committee.

The Audit Committee will approve a related person transaction only if it determines that: (i) the transaction serves the best interests of Skyline Champion and its shareholders; and (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties who have questions or concerns should contact our investor relations team. For questions and communications shareholders and other interested parties wish to address directly to the Board, the Board Chair, or independent directors, such parties should address such communications to the Board, Board Chair, independent directors or the particular committee or director, c/o Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084. All such communications should include a representation from the submitting shareholder setting forth the shareholder’s address and the number of shares of Skyline Champion common stock beneficially owned by the shareholder.

The Secretary is primarily responsible for monitoring communications from shareholders and will provide copies or summaries of such communications to the Board, the relevant committee, or the director to whom such communication is addressed, as the Secretary considers appropriate. Each shareholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Secretary considers to be important for the directors, or director, to know. In general, shareholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than shareholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

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CORPORATE GOVERNANCE OVERVIEW  ⬛

EXECUTIVE OFFICERS

Set forth below is the biographical information concerning our executive officers. Each of the executive officers was appointed by the Board at the Board Meeting following the Annual Meeting of the Board held on July 26, 2022.

Name	Age	Position

Mark Yost	51	President and Chief Executive Officer

Laurie Hough	53	Executive Vice President, Chief Financial Officer and Treasurer

Tim Larson	49	Chief Growth Officer

Joseph Kimmell	64	Executive Vice President, Operations

Wade Lyall	51	Executive Vice President, Sales and Business Development

Robert Spence	66	Senior Vice President, General Counsel and Secretary

Timothy Burkhardt	51	Vice President and Controller

Mark Yost has served as President and Chief Executive Officer of Skyline Champion since June 1, 2019. Mr. Yost joined Champion Holdings in June 2013 as Chief Financial Officer and Executive Vice President. From November 2016 until his appointment as CEO he served as President of CHB. Previously Mr. Yost served as Chief Financial Officer and Executive Vice President for Severstal North America. Mr. Yost received his B.S. in finance and M.B.A. degrees from the University of Michigan.

Laurie Hough has served as Executive Vice President, Chief Financial Officer and Treasurer of Skyline Champion since June 1, 2018. Ms. Hough was, between October 2016 and June 1, 2018, the Executive Vice President and Chief Financial Officer of both Champion Holdings and CHB. Previously, Ms. Hough served as Vice President and Controller of Champion Holdings and CHB from July 2013 to October 2016, and Vice President of Accounting & Financial Reporting from October 2010 to July 2013. Prior to her time at Champion Holdings, Ms. Hough held various positions at Chrysler Group LLC and PwC. Ms. Hough is a licensed CPA and obtained her B.S. in Accounting from Oakland University.

Tim Larson was named Chief Growth Officer on May 3, 2021. He has significant experience transforming the customer and digital experience across a diverse portfolio of brands and industries. Prior to joining Skyline Champion, Mr. Larson acted in an advisory role for several businesses. Mr. Larson previously served as Chief Marketing Officer and Senior Vice President, Global Customer Excellence for Polaris Industries from August 2013 to January 2018. Prior to that he served as President and Chief Executive Officer of Jostens, Inc. from January 2008 to January 2013. Mr. Larson earned his B.A. in Strategic Communications from the University of Minnesota.

Joseph Kimmell was named Executive Vice President, Operations for Skyline Champion effective July 1, 2019. Mr. Kimmell re-joined CHB in July 2010 as Regional Vice President of the Northeast Region. Previously, Mr. Kimmell served as General Manager at various CHB facilities from 1997 until 2009, and as Regional Vice President, US Northeast Region of CHB from January 2011 to July 2019. Mr. Kimmell earned his B.S. in Economics from Indiana University.

Wade Lyall was named Executive Vice President, Sales and Business Development for Skyline Champion effective July 1, 2019. Mr. Lyall joined CHB in 2000 as a Sales Manager. Previously, Mr. Lyall served as a General Manager at two plants in Georgia from 2002 until 2005, Regional Vice President of Sales and Marketing from 2005 until 2012, Regional Vice President of the South Region from 2012 until 2015 and was named Vice President of Sales and Business Development in 2015. Mr. Lyall received his B.S. of Business Administration from East Carolina University.

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⬛  CORPORATE GOVERNANCE OVERVIEW

Robert Spence has served as Senior Vice President, General Counsel and Secretary of Skyline Champion since July 30, 2019. Previously, he served as Secretary, General Counsel and Vice President Administration of Neenah Enterprises, Inc. from May 2011 to May 2019 and General Counsel and Vice President of Business Development for SPX Corporation, Test and Measurement from September 2001 to April 2011. He received his B.B.A. from the University of Michigan and J.D. from Wayne State University. Mr. Spence formerly served as a Director of Neenah Enterprises, Inc.

Timothy Burkhardt has served as Vice President and Controller of Skyline Champion since June 1, 2018. Previously,

Mr. Burkhardt served as the Vice President and Controller of Champion Holdings and CHB from October 2016 to June 2018 and Director of Financial Reporting of Champion Holdings from October 2012 to October 2016. Mr. Burkhardt is a licensed CPA and obtained his B.A. and M.B.A. in Accounting from Michigan State University.

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CORPORATE SUSTAINABILITY  ⬛

CORPORATE SUSTAINABILITY

We believe that our commitments to our stakeholders and Corporate Sustainability are critical to creating value for our customers, our shareholders, our employees, and the communities in which we live and work. This past year reinforced the need to recognize and adapt to our ever-changing environment. As we continue to respond and adjust to external influences on our business, we remain steadfast in our dedication to our corporate culture, our company mission, and exceeding the expectations of our stakeholders.

We demonstrate our commitment to Corporate Sustainability through company-wide and plant-specific programs and through our everyday business practices when providing high-quality, affordable homes to U.S. and Canadian homebuyers. As part of this commitment, we partnered with an external sustainability consultant work with them to inform, develop, and formalize our Environmental, Social, and Governance (“ESG”) strategy. We are proud to have completed our first materiality assessment in fiscal 2023, engaging a broad range of internal and external stakeholders to identify which ESG topics are deemed most important to Skyline Champion’s success. Results will be used to define key strategic focus areas as we work to establish a more robust sustainability program and supporting action items throughout fiscal 2024 and beyond. To help us better understand our environmental impact, we also completed our baseline greenhouse gas (“GHG”) emissions inventory to quantify our Scope 1 and 2 emissions and improve our understanding and management of emissions-related impacts. We look forward to sharing our progress as our ESG strategy continues to evolve and currently intend to share the results of these analyses and assessments in our inaugural sustainability report later this fiscal year.

ENVIRONMENTAL STEWARDSHIP

Skyline Champion continues to identify opportunities to minimize resource consumption and mitigate our environmental impact across our operations by reducing raw material waste, designing and constructing energy efficient homes, conserving our natural resources through recycling programs, and reducing our carbon footprint by producing our homes in factories close to where our customers and employees live. Many of our U.S. manufacturing facilities are certified to produce Energy Star® energy efficient rated homes through a special EPA program for manufactured housing. Environmental sustainability is at the forefront of what we do every day.

We construct manufactured homes in controlled environments. Our efficient construction process results in less energy usage and material waste when compared to traditional on-site manufacturing. In many of our plants, we have transitioned to LED lighting, and we recycle insulation material, lumber, metals, paper and many other products. Over the course of executing our expansion plans, we have repurposed older buildings, both revitalizing the local community and preserving vacant land. Such practices reduce the need for new building materials and extensive deployment of construction equipment, thus reducing our GHG emissions.

We partnered with The Arbor Day Foundation to participate in reforestation projects, as many forestry products are central to the construction of our homes. Through this partnership, we are proud to have planted nearly 800,000 trees through 19 strategic reforestation projects since 2021 and have pledged to plant one tree for every tree used in the construction of our homes in future years. Reforestation contributes to the environment by replenishing forests, reducing greenhouse gases, and protecting watersheds. These large-scale tree planting efforts are designed to reach areas where Champion Homes are built and delivered, including in communities impacted by fires and hurricanes.

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⬛  CORPORATE SUSTAINABILITY

SOCIAL RESPONSIBILITY

As a nationwide provider of affordable housing, we acknowledge our social responsibility not only to the buyers of our homes, our retail and community customers and our employees, but also to the communities in which they live and work. At many of our manufacturing facilities, team members volunteer throughout the community, sharing time and resources that support and strengthen the communities in which we live and work. We participate in local programs and support several initiatives including food, clothing, and bread drives, holiday programs for those with special needs, Habitat for Humanity projects, and other local charities as well as work-study programs with local community colleges and high schools.

We manage our business in accordance with Skyline Champion’s Core Operating Principles:

We appreciate each member of the Skyline Champion team and the unique skills and diversity of thought that each employee contributes to the overall success of the Company. We maintain an Affirmative Action Plan and strive for an inclusive work environment, rewarding individual contributions that foster innovative ideas for improving our work product and workplace. We do not tolerate discrimination or harassment of any kind including, but not limited to, discrimination or harassment on the basis of gender identity, race, religion, age or disabilities. We are committed to the development of our employees. The Company follows standard onboarding and training protocols for our direct labor team members and offers management and Occupational Safety and Health Administration (“OSHA”) training for our supervisors. We are committed to improving employee engagement and reducing turnover through these onboarding, training and mentoring activities. Depending on availability, our plants participate in local outreach programs and hire disadvantaged members of the local community.

In furtherance of our commitments to our employees and communities, the Company has adopted an internal Anti-Human Trafficking Policy applicable to all of our operations and further engaged a third-party vendor to audit our supply chain and identify any potential risk of human trafficking occurring in our supply chain on an annual basis. A copy of our Anti-Human Trafficking Policy is available with the Governance section of our website at www.skylinechampion.com.

We have built a diverse team with a wide range of experiences. As of April 1, 2023, we employed 7,700 full and part time employees. Our human capital resource objectives include identifying, recruiting, training, retaining and incentivizing our employees. We are proud of the strong relationship we maintain with our employees and seek to support them through a competitive compensation package and comprehensive suite of benefits. As of April 1, 2023, our manufacturing facilities in Canada employed approximately 750 workers and most of the workers belong to trade associations that operate under collective bargaining agreements. There are five collective bargaining agreements (one for each Canadian manufacturing facility), each with a separate expiration date. The agreements are set to expire at various dates between November 2023 and December 2025.

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CORPORATE SUSTAINABILITY  ⬛

U.S. WORKFORCE DEMOGRAPHICS

HEALTH AND SAFETY

We take the health and safety of our employees seriously and expect each employee to follow our safety standards and protocols. Each of our locations performs regular safety audits to ensure that proper safety policies are in place and appropriate safety training is provided. In addition to training and development, we measure and report monthly safety metrics and regularly review our safety performance with our Board.

We measure our safety performance based on how many OSHA Recordable incidents and Lost Time Accidents occur in any given fiscal year as compared to the prior year and the industry as a whole. Our OSHA Incident Rate has generally been declining, from 10.3 to 7.9 in fiscal 2023. Lost Time Accidents have also declined over that same period, from 2.0 to 1.5. Below is a measure of our safety performance under those two metrics.

(1)	OSHA Recordables for fiscal 2021 are reported including on-the-job incidents related to Covid-19. Excluding Covid-19 related incidents, the amount for fiscal 2021 would have been 8.7.

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⬛  CORPORATE SUSTAINABILITY

(2)	Lost Time Accidents for fiscal 2021 are reported including on-the-job incidents related to Covid-19. Excluding Covid-19 related incidents, the amount for fiscal 2021 would have been 1.7.

Industry statistics are reported on a lag. The most recently available information for the Manufactured Home Manufacturing industry is for calendar 2021. At that time, OSHA Recordables for the industry were 7.8 and Lost Time Accidents were 1.6. Both industry statistics include Covid-19 on-the-job related incidents.

CORPORATE GOVERNANCE

We remain committed to conducting our business with integrity and in compliance with all applicable laws in the cities, states and countries in which we operate. Our Code of Conduct assists employees in this regard. We encourage employees to report concerns through a variety of channels, including a compliance and ethics hotline which enables anonymous reporting of employee concerns. All reports are investigated and resolved, as appropriate. We also maintain an anti-retaliation policy such that any employee who reports a concern in good faith is protected from harassment, retaliation or any adverse employment consequence. In fiscal 2022, the Company introduced a Preventing Discrimination and Harassment course that is mandatory for all employees. This course outlines the behaviors expected of each Company employee to create and maintain a workplace free of discrimination, harassment, and bullying.

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PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  ⬛

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EY as the independent registered public accounting firm of the Company for the year ending March 31, 2024. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the 2023 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of EY as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2023 Annual Meeting. Shareholder ratification of the appointment is not required by law or otherwise. The Board is submitting this proposal to our shareholders for ratification because it believes it to be a good corporate practice.

If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain EY, but may still retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change would be in the best interests of Skyline Champion and our shareholders. Representatives of EY are expected to attend the 2023 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF SKYLINE CHAMPION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

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⬛  AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of Skyline Champion’s Board of Directors by providing oversight of the integrity of the Company’s financial statements and internal controls, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the Governance link at www.skylinechampion.com. The members of the Audit Committee satisfy the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal controls over financial reporting. EY, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of Skyline Champion’s audited financial statements with generally accepted accounting principles and on the effectiveness of Skyline Champion’s internal controls over financial reporting. In this context, the Audit Committee met four (4) times in fiscal 2023 with management, EY and the Company’s internal auditors, to discuss, among other things, the audited financial statements of the Company and the matters required to be discussed by the applicable requirements of PCAOB and the SEC.

Management represented to the Audit Committee that the Company’s fiscal 2023 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the fiscal 2023 consolidated financial statements with management and EY.

The Audit Committee has discussed with EY the matters required to be discussed by applicable auditing standards, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Audit Committee has also received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with EY the firm’s independence. The Audit Committee concluded that EY is independent from the Company and management.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, for filing with the SEC.

AUDIT COMMITTEE

Keith Anderson

Michael Berman, Chair

Timothy Bernlohr

Erin Mulligan Nelson

26

AUDITOR FEES AND PRE-APPROVAL POLICY  ⬛

AUDITOR FEES AND PRE-APPROVAL POLICY

AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed to Skyline Champion by EY for professional services rendered for fiscal years 2023 and 2022:

Type of Fee	Fiscal 2023	Fiscal 2022

Audit Fees (1)	$1,660,000	$1,569,334

Audit-Related Fees (3)	—	—

Tax Fees (2)	68,615	37,069

All Other Fees (3)	—	—

Total Fees	$1,728,615	$1,606,403

(1)

Includes fees associated with the annual audit of Skyline Champion’s consolidated financial statements and the audit of Skyline Champion’s internal controls over financial reporting. It also includes fees associated with quarterly reviews of Skyline Champion’s unaudited consolidated financial statements.

(2)	This category includes fees associated with tax compliance, consultation and planning services.

(3)	This category is not applicable.

PRE-APPROVAL OF AUDITOR FEES AND SERVICES

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by Skyline Champion’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Skyline Champion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditor’s independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining EY’s independence and has determined in their judgment that the provision of such services is compatible with maintaining EY’s independence.

Within the past two fiscal years, the accountant’s report provided by EY did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, there were no disagreements between the Company and EY relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	27

⬛  PROPOSAL THREE: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL THREE: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our NEOs as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Exchange Act. Although this resolution is not binding, we value your opinion and our Compensation Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. The “Compensation Discussion and Analysis” section of this proxy statement beginning on page 30 describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. The “Summary Compensation Table” and other compensation tables and narratives are found on pages 43 through 53.

We have adopted a policy providing for an annual “Say on Pay” vote. Accordingly, we anticipate that the next advisory vote on the compensation of our NEOs will occur in 2024, assuming shareholders prefer an annual advisory vote in response to Proposal Four.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3 ON AN ADVISORY BASIS.

28

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION  ⬛

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As described in Proposal Three above, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs, the so-called “say on pay” proposal. This Proposal Four affords shareholders the opportunity to cast an advisory vote on how often we should include a say on pay proposal in our proxy materials for future shareholder meetings for which we must include executive compensation information in the proxy. Under this Proposal Four, shareholders may vote to have the say on pay vote every year, every two years, or every three years.

Our shareholders voted on a similar proposal in 2017, with a large majority voting to hold a say on pay vote every year, as then recommended by the Board. Though we currently hold our say on pay votes every year, there are valid arguments regarding the relative benefits of both annual and less frequent say on pay votes. After considering input from our shareholders, the preference evident from voting results at other companies, and practical commentary that has become widely available with respect to the say when on pay vote since its implementation, our Board is again recommending that the say on pay vote be held on an annual basis.

As an advisory vote, this proposal is not binding on the Company, the Board or the Nominating and Governance Committee. However, the Board and the Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of this vote when making future decisions regarding the frequency of conducting a say on pay vote. Unless and until the Board determines otherwise, the next say when on pay vote will occur at our 2029 Annual Meeting, since this vote is required to be held every six years.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstaining) when voting in response to the resolution set forth below.

Our Board recommends that, on an advisory basis, with respect to the following resolution, shareholders vote to review executive officer compensation annually:

RESOLVED, that the shareholders recommend, on an advisory basis, that after the 2023 Annual Meeting of Shareholders, the Company conduct any required shareholder advisory vote on the executive compensation of the Company’s NEOs as set forth in the Company’s proxy statement should be either every year, every two years, or every three years in accordance with such frequency receiving the greatest number of votes cast on this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” FOR PROPOSAL NO. 4 ON AN ADVISORY BASIS.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	29

⬛  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee oversees an executive compensation program that is intended to align the interests of our executive officers with those of our shareholders, link compensation paid with performance achieved, and attract, retain and motivate our key executives. This section describes that program and the compensation earned in fiscal 2023 by our “NEOs”, who are listed in the table below.	Overview	30
	How We Make Compensation Decisions	31
	What We Pay and Why: Elements of Compensation	34
	Base Salary	34
	Annual Incentive Bonus	34
	Long-Term Equity Awards	36
	Compensation Mix	39
	Additional Information	40

Our NEOs for fiscal 2023 are:

Mark Yost President and Chief Executive Officer	Laurie Hough Executive Vice President, Chief Financial Officer and Treasurer	Tim Larson Chief Growth Officer	Joseph Kimmell Executive Vice President, Operations	Wade Lyall Executive Vice President, Sales and Business Development

30

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

HOW WE MAKE COMPENSATION DECISIONS

The Compensation Committee oversees our executive compensation program and determines all executive officer compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have a pay-for-performance philosophy. The Compensation Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of both annual financial goals and multi-year stock price appreciation, including measuring performance against peers.

The Compensation Committee has established the following objectives for our executive compensation program:

◾	Align the interests of executive officers with the financial interests of our shareholders.

◾	Encourage the achievement of our key strategic, operational and financial goals.

◾

Link incentive compensation to Company and stock price performance, which the Compensation Committee believes promotes a unified vision for senior management and creates common motivation among our executives.

◾	Attract, retain, motivate, and reward talented executives to drive our long-term success.

◾	Provide the Compensation Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual cash incentive bonuses and long-term equity incentive awards. The Compensation Committee generally reviews our executive compensation program and plans annually and, following this review, makes determinations regarding base salaries, annual incentive bonus targets and long-term equity award targets. The Compensation Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described beginning on page 32.

The Compensation Committee reviewed executive compensation in January 2023, after having made no changes since July 2021, and adjusted base salaries and the annual short term incentive opportunity in recognition of the individual executive’s performance, the Company’s performance, and the executive compensation of peer companies. The Compensation Committee also reviewed the timing of annual equity incentive program awards and concluded to shift the anticipated grant date of such awards from the beginning of January each year to late March to better align with the Company’s fiscal year end.

The Compensation Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual bonus value because target bonus dollars are the product of base salaries and target bonus percentages. Thus, the Compensation Committee considers the individual elements, their relationships and each executive officer’s total compensation when making compensation decisions.

The Compensation Committee considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	31

⬛  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION CONSULTANT

The Compensation Committee engages a compensation consultant for access to independent compensation data, analysis and advice. The Compensation Committee continued to retain Lyons, Benenson & Company Inc. (“LB&Co.”) to assist it in making decisions regarding the compensation of our executive officers for fiscal 2023. Under its charter, the Compensation Committee has the authority to hire, oversee and terminate compensation consultants, as well as to approve compensation consultant fees and any other terms of the engagement.

The Compensation Committee continues to work with a retained independent compensation consultant.

Compensation Committee members have direct access to the compensation consultant without going through management. LB&Co. did not provide services to Skyline Champion other than those it provided to the Compensation Committee.

The Compensation Committee assesses its compensation consultant’s independence annually. It assessed LB&Co.’s independence in fiscal 2023 in accordance with the standards of the NYSE and any applicable rules and regulations of the SEC. The Compensation Committee concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Compensation Committee.

The Compensation Committee’s compensation consultant attends the Compensation Committee’s meetings as requested and provides analysis and recommendations that inform the Compensation Committee’s decisions. LB&Co. assisted the Compensation Committee in fiscal 2023 by analyzing and providing recommendations with regard to total direct compensation for the Company’s executive team.

LB&Co. also assisted the Compensation Committee in setting appropriate performance criteria for the Company’s executive equity program and by providing general compensation advice.

COMPENSATION RISK ASSESSMENT

During fiscal 2023, the Compensation Committee assessed the Company’s compensation policies and practices to evaluate whether they created risks that were reasonably likely to have a material adverse effect on Skyline Champion. Based on its assessment, the Compensation Committee concluded that Skyline Champion’s compensation policies and practices, in conjunction with its existing generally applicable processes and controls, did not motivate employees to take risks that were reasonably likely to have a material adverse effect on the Company.

MANAGEMENT’S ROLE

The Compensation Committee makes all executive compensation decisions exercising its own independent judgment. The CEO may assist the Compensation Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than himself. Management does not have any decision-making authority over executive compensation. Management does assist the Compensation Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Compensation Committee.

CONSIDERATION OF THE MOST RECENT ADVISORY “SAY-ON-PAY” VOTE

At the 2022 annual shareholders meeting, our shareholders approved our executive compensation program, with approximately 98.6% of the votes cast in favor of the program. This represented a significant majority of our shareholders and the Compensation Committee viewed this as positive support for our executive compensation program and did not undertake any significant changes as a result. The Compensation Committee continues to actively monitor shareholder feedback on, and support of, the Company’s compensation practices.

32

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

PEER GROUP

As with fiscal 2022, the Compensation Committee reviewed market compensation data provided by its independent consultant to determine whether the fiscal 2023 compensation opportunities of the NEOs were appropriate and competitive.

The Company annually evaluates the peer group based on analysis by LB&Co. and the Compensation Committee’s independent judgment. Following the most recent review, the Committee removed American Woodmark Corporation and Quanex Building Products Corporation, both companies being outside of the comparable levels of market capitalization and revenue. The Company added Meritage Homes Corporation for fiscal 2023. The Company believes the updated peers fall within a reasonable range (both above and below Skyline Champion) of comparative factors such as revenue, market capitalization, return on invested capital, operating margin and one- and three-year total shareholder return. These peers are considered to be within complementary industries — namely homebuilding, building products, and recreational vehicles.

Beazer Homes USA, Inc.	LGI Homes, Inc.
Cavco Industries, Inc.	M.D.C. Holdings, Inc.
Century Communities, Inc.	Meritage Homes Corporation
Dream Finders Homes, Inc.	M/I Homes, Inc.
Green Brick Partners, Inc.	Patrick Industries, Inc.
Hovnanian Enterprises, Inc.	Tri Pointe Homes, Inc.
Installed Building Products, Inc.	Winnebago Industries, Inc.
LCI Industries

The Compensation Committee considers a blend of peer group data and broader survey data in benchmarking compensation. The Compensation Committee believes that this mix of data provides the most comprehensive view of executive compensation levels and practices at companies against which we compete for talent, and it allows the Compensation Committee to ensure that Skyline Champion continues to provide appropriate and competitive compensation opportunities. This mix of data also allows the Compensation Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not qualify as a NEO at every company in our peer group. In addition to the peer group and survey data that the Compensation Committee uses to assess the competitive marketplace, the Compensation Committee considers the Company’s performance as well as each executive’s individual performance and ability to assume increasing responsibilities within the Company, internal pay equity and succession planning.

The Compensation Committee generally uses base salary and incentive compensation for executives with similar roles and responsibilities at our peer companies as a reference in setting the base salaries, target annual incentive bonus opportunities and the long-term equity award grant date values for our NEOs, and evaluates individual executive performance and potential, as well as internal pay equity. Our annual and long-term incentive plans are designed to further reward our NEOs and other employees when the Company performs well both on an annual basis and over the longer term. In particular, if the Company delivers sustained increases in shareholder value, the long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the median of the blended peer/survey data.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	33

⬛  COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

The key elements of compensation for our NEOs are base salary, an annual incentive cash bonus and annual long-term equity awards. Together, these elements make up total direct compensation for fiscal 2023.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts earned by our NEOs in fiscal 2023.

BASE SALARY

We pay competitive base salaries to retain key executive officers and attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the executive officer’s responsibilities, tenure and job performance, as well as the market for the role. The Compensation Committee generally reviews officer base salaries annually. When the Compensation Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant, the peer group and survey data described above, and the recommendations of our CEO for executives other than himself.

Our Compensation Committee approved adjustments to the base salaries and annual incentive bonus targets for our NEOs in January 2023. Prior to that adjustment, we had last adjusted our NEOs’ base salaries in July 2021. The salary adjustments reflect changes to remain in line with the median salary of our peer Companies and performance as measured against our peer Companies. The table below details the base salaries in effect at the end of each fiscal year presented.

Name	Fiscal 2023 Base Salary ($)	Fiscal 2022 Base Salary ($)

Mark Yost	750,000	710,000

Laurie Hough	500,000	475,000

Tim Larson	400,000	390,000

Joseph Kimmell	385,000	375,000

Wade Lyall	385,000	375,000

ANNUAL INCENTIVE BONUS

We maintain an annual cash incentive bonus plan to drive the achievement of our short-term (annual) financial goals. The amount of the incentive bonus actually paid depends on our performance, which is measured at year end relative to the objective performance goals established by the Compensation Committee at the beginning of each fiscal year. Bonuses are not guaranteed.

The Compensation Committee establishes objective performance criteria and sets robust performance targets for our annual incentive plan to drive the achievement of Skyline Champion’s financial goals. The Compensation Committee determines all incentive bonuses in accordance with the Skyline Champion Corporation Annual Performance-Based Bonus Plan (“Bonus Plan”).

The Corporate Performance Achievement (“CPA”) factors and targets for fiscal 2023 were financially based, with Consolidated Earnings Per Share (“EPS”) constituting 50% and Consolidated Revenue constituting 50%. The NEO participants in the Bonus Plan can earn a multiplier of between 0% and 200% of the annual incentive target, depending on the level of achievement against the targets. Historically the Compensation Committee has adjusted the CPA factors and targets for each fiscal year.

34

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

The Bonus Plan grants the Compensation Committee discretion to adjust the amount of any bonus paid to a NEO based on individual performance. The Compensation Committee may also decide not to pay a bonus even when performance targets have been met. A full discussion of the annual incentive bonus performance metrics is included in the chart below.

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Achievement	=	Annual Incentive Payment

Base salaries, which are the first component of this formula, are discussed above. Target Percentage of Base Salary is an individual’s incentive bonus target expressed as a percentage of base salary. The percentages for fiscal 2023 were adjusted from the targets for fiscal 2022 in conjunction with the January 2023 compensation adjustments discussed above based on the competitive data and respective performance of the NEOs. The increase in percentage for Ms. Hough and Messrs. Yost, Kimmell and Lyall were more significant reflecting their contributions and respective role in improving the operating performance of the Company and in response to various market factors. The annual incentive percentages and target amounts for our NEOs are set forth below for fiscal 2023.

Name	Fiscal 2023 Base Salary ($)	Annual Incentive Target (%)	Annual Incentive Target ($)

Mark Yost	750,000	133%	997,500

Laurie Hough	500,000	125%	625,000

Tim Larson	400,000	80%	320,000

Joseph Kimmell	385,000	140%	539,000

Wade Lyall	385,000	140%	539,000

The following table reflects the annual incentive targets, performance achievement and bonus earned for each of our NEOs for fiscal 2023.

Name	Fiscal 2023 Base Salary ($)	Annual Incentive Target (%)	Annual Incentive Target ($)	Annual Incentive Maximum ($)	Performance Achievement (% of Payout)	Fiscal 2023 Annual Incentive Bonus ($)

Mark Yost	750,000	133%	997,500	1,995,000	152.9%	1,525,178

Laurie Hough	500,000	125%	625,000	1,250,000	152.9%	955,625

Tim Larson	400,000	80%	320,000	640,000	152.9%	489,280

Joseph Kimmell	385,000	140%	539,000	1,078,000	152.9%	824,131

Wade Lyall	385,000	140%	539,000	1,078,000	152.9%	824,131

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	35

⬛  COMPENSATION DISCUSSION AND ANALYSIS

The following is a description of the process used to determine actual performance against targets and determine payouts for the annual incentive bonus.

Step One: Select Performance Measures

For fiscal 2023, the Compensation Committee decided that the NEOs would have two primary company-wide metrics upon which performance would be measured (collectively, the CPA factors). The following chart provides detail on the metrics established by the Compensation Committee for fiscal 2023.

	Performance Measure		Target Percentage
	Consolidated EPS		50%
	Consolidated Revenue		50%

	Performance Target	Consolidated EPS	Consolidated Revenue ($ mil)
Step Two: Select Performance Targets	Threshold	$4.33	$2,333
	Target	$4.84	$2,592
	Over-Perform	$5.09	$2,722
	Maximum	$5.34	$2,851
Step Three: Select Performance Achievement

The Compensation Committee then established the following performance payout scale for each Company Performance Achievement factor for fiscal 2023:

◾  50% if the threshold target was achieved

◾  100% if the target was achieved

◾  150% if the over-perform target was achieved

◾  200% if the maximum target was achieved

If the threshold performance target for a particular factor was not achieved, no incentive bonus would be paid with respect to that factor. The payout is determined using straight-line interpolation when actual achievement falls between two performance targets.

Step Four: Assess Performance Against Targets and Determine Payouts	For fiscal 2023, the Compensation Committee confirmed that the Company achieved $7.00 in Consolidated EPS and $2,607 million of Consolidated Revenue, resulting in a weighted average percentage of achievement of Company targets of 152.9%. Based on these results, the Compensation Committee approved the payout to each NEO as shown in the table above.

LONG-TERM EQUITY AWARDS

The Company adopted the 2018 Equity Incentive Plan (“Equity Incentive Plan”) to advance the interests of the Company by providing for the grant of stock and stock-based incentive awards to participants. All of the long-term equity grants in fiscal 2023 and 2022 were made pursuant to the Equity Incentive Plan.

We grant long-term equity awards to align the interests of our executives with those of our shareholders, by tying our executives’ long-term compensation directly to growth in the Company’s stock price and to the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool.

In fiscal 2023 we granted each of our NEOs two types of long-term equity awards:

1)	Performance stock units (“PSUs”)* – comprising 50% of the total long-term equity grant; and

2)	Restricted stock units (“RSUs”) – comprising 50% of the total long-term equity grant.

*

The value of these awards reflected in the table on page 39 and in the Summary Compensation Table on page 43 is the grant date fair value determined for accounting purposes using, in part, a Monte Carlo simulation model, which applies a valuation factor to the target award to estimate the probable outcome of the performance conditions and resulted in a higher grant date fair value than the target award.

36

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

In determining the number of PSUs and RSUs to award, the Compensation Committee considered the NEO’s role at the Company, the NEO’s employment agreement, if applicable, benchmarking data, our recent financial performance, the performance of our common stock, the fair market value of the awards, the expense and the dilutive effect of any potential awards, succession planning, and the importance of retaining the officer’s services. The Compensation Committee also solicited the advice of its independent compensation consultant and the opinion of the Company’s CEO except with respect to the awards to the CEO. The CEO generally provides the Compensation Committee an initial recommendation for annual long-term equity awards for the other NEOs. The Compensation Committee reviews this recommendation and makes its own independent determination.

In recent years, the Compensation Committee approved the award of equity compensation at the beginning of January. During fiscal 2023, the Committee determined to begin granting awards in late March to better align with the Company’s fiscal year end. The shift in timing provides the Committee a better understanding of the results of operations for the entire fiscal year, which is a key input in determining the amount of the awards to each participant. Recognizing the shift in grant date during fiscal 2023, effectively five quarters since the most recent grants in early January 2022, the Committee approved a one-time increase in the amount of the 2023 annual grants to 125% of the target annual award for each of our NEOs.

Performance Stock Units

PSUs which were granted on March 20, 2023, cliff vest at the conclusion of a three-year performance period on the basis of the Company’s achievement of performance criteria defined in each PSU award agreement. Depending on the level of achievement, PSUs represent the right to receive between 0% and 200% of a targeted number of shares of our common stock. For PSUs granted in fiscal 2023, the Compensation Committee used measures for relative Total Shareholder Return (“rTSR”) and Single Family Home Completion Market Share (“SFHC Market Share”) as the PSU performance measures. Our rTSR represented 60% and SFHC Market Share represented 40% of each respective award. For these grants, rTSR will be measured using the Company’s percentile ranking within the performance peer group included in Exhibits 10.17 and 10.18 to Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023. SFHC Market Share will be measured against the Company’s percentage of total single family housing completions, also as referenced in Exhibits 10.17 and 10.18.

The Compensation Committee considers PSUs to be a key component of our pay-for-performance philosophy because the PSUs directly tie the amount of equity that can be earned to Skyline Champion’s shareholder return, which directly aligns the interests of our executives and our shareholders. For this reason, the Compensation Committee believes rTSR to be an appropriate reflection of the Company’s performance. In addition, the multi-year performance period serves as a retention tool and ensures that our executives are appropriately focused on Skyline Champion’s long-term strategic and financial goals.

The formula governing the earnout of the PSUs is set forth below.

Total Shareholder Return	Percentile Rank		Payout %

Threshold	25	th	50%

Target	55	th	100%

Maximum	80	th	200%

Single Family Home Completion Market Share	Percent	Payout %

Threshold	2.50%	50%

Target	2.75%	100%

Maximum	3.00%	200%

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	37

⬛  COMPENSATION DISCUSSION AND ANALYSIS

The actual payout percentage is determined using straight-line interpolation for performance that falls between the threshold and the target levels or between the target and the maximum levels. If the threshold performance goal is not achieved, the PSUs do not vest, and no shares will be earned. PSUs awarded in fiscal 2023 will vest, if at all, at the end of the three-year performance period concluding on March 20, 2026. The PSUs will also vest upon a change in control (as such term is defined in the PSU award agreement) at the greater of 100% or performance measured as of the close of the month prior to the effective date of the change in control, provided that the NEO is employed by or otherwise providing services to the Company on the date of such change in control.

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan or in certain NEO’s written employment agreements) or if the NEO resigns employment for “good reason” (as defined in the PSU award agreement), in either case prior to the vesting of the PSUs, then a specified percentage of the PSUs as described in the PSU award agreement shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service, but only if they otherwise would have vested. In the event there is no vesting event within one year of termination, the PSUs will be forfeited and cancelled for no consideration.

Each NEO’s PSU award agreement also incorporates provisions with respect to perpetual confidentiality, as well as non-competition and non-solicitation provisions that apply during employment and for 18 months following the NEO’s termination of employment for NEOs with employment agreements, and 12 months for NEOs without employment agreements. A breach by the NEO of such provisions, depending on when such breach occurred, could result in the NEO’s termination of employment for cause and the termination of the PSU award, or action taken under the Company’s Compensation Recoupment Policy.

Restricted Stock Units

The Company granted RSUs to the NEOs on March 20, 2023, that are subject to continued employment by or other service to the Company through each vesting date. The RSUs generally vest in equal installments on each of the first three anniversaries of the vesting commencement date. We believe the RSUs deliver a meaningful long-term incentive that balances risk and potential reward. These awards also serve as an effective retention tool to motivate our NEOs to remain with the Company and continue to drive performance. RSU awards are only earned if the individual continues to be employed by or otherwise provides service to the Company through the applicable vesting dates of the awards. Vesting and delivery of the shares underlying the RSUs will occur in equal one-third installments on the first three anniversaries of the vesting commencement date or earlier on the occurrence of a change in control (as such term is defined in the RSU award agreement).

In addition, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without “cause” (as defined in the Equity Incentive Plan or in certain NEO’s written employment agreements) or if the NEO resigns employment for “good reason” (as defined in the RSU award agreement), then the next one-third of RSUs that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. Further, the unvested RSUs subject to the award shall vest and deliver upon the NEO’s termination of employment or service due to death or disability (“disability” being defined in the Equity Incentive Plan).

Each NEO’s RSU award agreements also incorporate provisions with respect to perpetual confidentiality, as well as non-competition and solicitation provisions that apply during employment and for 18 months following the NEO’s termination of employment for NEOs with employment agreements, and 12 months for NEOs without employment agreements. A breach by the NEO of such provisions, depending on when such breach occurred, could result in the NEO’s termination of employment for cause and the termination of the RSU award, or action taken under the Company’s Compensation Recoupment Policy.

Stock Options

Prior to fiscal 2022, the Company granted stock options to our executive officers. Such stock options represented the right to purchase one share of the Company’s common stock at the exercise price, or “strike” price. The stock options vest in equal

38

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

annual installments on each of the first three anniversaries of the vesting commencement date. The stock options expire on the tenth anniversary of the grant date. Complete information on the terms of such prior option awards can be found in previously filed Proxy Statements. The Compensation Committee did not include stock options in the long-term incentive awards in fiscal 2022 or fiscal 2023 based on competitive data.

Fiscal 2023 Long-Term Equity Awards

In fiscal 2023, as described above and noted below, and as part of the Compensation Committee’s review of executive compensation, the Compensation Committee approved the grant of PSU and RSU awards to our NEOs as part of our annual long-term equity award process, to reflect the Company’s and individual NEO’s performance.

Name	Grant Date Fair Value of PSUs ($)	Grant Date Fair Value of RSUs ($)	Total Grant Date Fair Value ($)

Mark Yost	3,238,150	2,583,916	5,822,066

Laurie Hough	1,105,950	882,505	1,988,455

Tim Larson	902,438	720,110	1,622,548

Joseph Kimmell	796,254	635,379	1,431,633

Wade Lyall	796,254	635,379	1,431,633

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is variable and performance based. We do not have a pre-established policy or target for allocation between specific compensation components. The following charts, however, show that the majority of target total direct compensation for our CEO and our other NEOs as a group is not fixed but rather is variable and will be earned or paid, as applicable, based on Company and/or individual performance and/or stock price. The following charts and tables reflect the target total direct compensation (base salary, target annual incentive bonus and long-term equity grants (in the case of PSUs, assuming target performance) set by the Compensation Committee.

CEO Annual Total Direct Compensation	Average NEO Annual Total Direct Compensation

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	39

⬛  COMPENSATION DISCUSSION AND ANALYSIS

The table below illustrates how the target annual total direct compensation set by the Compensation Committee for each of our NEOs was allocated between fixed and variable compensation for fiscal 2023, as well as the breakdown of variable compensation that was based on annual and long-term Company performance and/or stock price.

	Percentage of Annual Total Direct Compensation		Percentage of Annual Variable Compensation

Name	Fixed	Variable	Annual	Long-Term

Mark Yost	10%	90%	15%	85%

Laurie Hough	16%	84%	24%	76%

Tim Larson	17%	83%	16%	84%

Joseph Kimmell	16%	84%	27%	73%

Wade Lyall	16%	84%	27%	73%

ADDITIONAL INFORMATION

EMPLOYMENT AGREEMENTS

Ms. Hough and Messrs. Yost and Larson have employment agreements with the Company. The employment agreements of Ms. Hough and Messrs. Yost and Larson provide for a base salary, annual target and maximum bonus opportunities, grants under the Equity Incentive Plan, participation in the Company’s broad-based employee benefit plans, severance benefits in the event of certain types of termination of employment (as described in more detail under “Potential Payments Upon Termination or Change-in-Control”), and reimbursement of reasonable business-related expenses (subject to any limitations or restrictions imposed by our Board).

SEVERANCE ARRANGEMENTS

The Champion Home Builders, Inc. Separation Allowance Plan (“Separation Plan”) applies broadly to eligible participants who have at least twelve (12) months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the event the participant’s employment is involuntarily terminated by the Company. The Separation Plan generally provides for severance payments based on the recipient’s position and years of service with the Company and excludes from participation any executive officer or other person with an individual separation agreement or other written agreement that provides for post-termination benefits.

BENEFIT, RETIREMENT, AND DEFERRED COMPENSATION PLANS

Our executive officers participate in the same employee benefit plans that are made available to the Company’s employees generally. These benefits are intended to be part of a competitive compensation package. In fiscal 2022, the Compensation Committee approved a limited healthcare benefit for the NEOs and other Section 16 Officers that provides the opportunity to participate in the Executive Wellness Program. For those executives who participated in the program, the cost of the program is included in the Summary Compensation Table for on page 43.

We do not provide a defined benefit pension plan for our NEOs or other employees. Our currently employed NEOs are eligible to participate in our 401(k) plan (the “401(k) Plan”) on the same terms as are generally provided to our full-time U.S. salaried employees. The Company provides matching contributions in respect of a portion of the participant’s elective deferrals under the 401(k) Plan. We do not provide any nonqualified deferred compensation plans for our NEOs.

40

COMPENSATION DISCUSSION AND ANALYSIS  ⬛

CLAWBACK

In November 2020, the Company adopted a Compensation Recoupment Policy (“Recoupment Policy”). In March 2023, the Company approved a revised Compensation Recoupment Policy to bring the existing policy in line with the final clawback rules published by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Recoupment Policy permits the Compensation Committee to review the Performance-Based Compensation of its executives, collectively, for a three-year period preceding the date on which any determination is made that a restatement of the Company’s financial statements is necessary. Performance-Based Compensation is defined to include bonus, equity awards and any other incentive compensation. The Compensation Committee will use reasonable efforts to recover any excess compensation paid (calculated as the difference between what should have been awarded under the restated financial statements and what was awarded). The Compensation Committee may determine not to seek to recover excess compensation if doing so is impracticable and satisfies one of three other conditions set out in the Recoupment Policy.

STOCK OWNERSHIP GUIDELINES

In November 2021, the Company implemented Stock Ownership Guidelines and Holding Requirements for Senior Management and Independent, Non-Employee Directors. The policy sets a minimum threshold of stock ownership to be achieved by each within three (3) years of the later of the Effective Date of the guidelines or first becoming an equity plan participant. The Guidelines prescribe the following holdings:

Position	Holding Requirement

CEO	3 times salary

CFO	1.5 times salary

Other Section 16 Officers	1 times salary

Non-employee Directors	3 times annual cash retainer

The Guidelines provide the Compensation Committee with discretion to take certain actions against an executive officer or independent non-employee director until the Guidelines are met by the participant. As of April 1, 2023, our CEO, CFO and all of our Section 16 Officers and Non-employee Directors were in compliance with the holding requirements set out in the guidelines.

During fiscal 2023, the Compensation Committee adjusted the prior guidelines and removed the inclusion of vested but unexercised stock options from the calculation of awards that qualify for the Holding Requirements.

PROHIBITION ON PLEDGING AND LIMITATION ON HEDGING

The Company’s Insider Trading Policy prohibits Skyline Champion associates who are subject to pre-clearance procedures from engaging in any pledging transactions involving Skyline Champion stock. All hedging transactions involving derivatives where the primary underlying asset is Skyline Champion stock must be publicly disclosed and transacted only during an open window with pre-clearance from the Compliance Officer. These restrictions apply to both our NEOs and our non-employee directors.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	41

⬛  COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Skyline Champion Corporation Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023.

THE COMPENSATION COMMITTEE

Eddie Capel, Chair

Michael Kaufman

Erin Mulligan Nelson

Nikul Patel

42

COMPENSATION TABLES  ⬛

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL 2023

The table below shows the compensation paid to or earned by our NEOs in fiscal 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation		Total ($)

Mark Yost President and Chief Executive Officer	2023	719,231	—		5,822,066	—	1,525,178	—	11,171	(6)	8,077,646
	2022	676,154	—		3,660,296	—	1,420,000	—	9,292	(6)	5,765,742
	2021	600,000	—		819,085	427,927	780,000	—	8,550	(6)	2,635,562

Laurie Hough Executive Vice President, Chief Financial Officer and Treasurer	2023	480,769	—		1,988,455	—	955,625	—	11,123	(6)	3,435,972
	2022	459,616	—		1,270,869	—	760,000	—	9,104	(6)	2,499,589
	2021	425,000	—		386,790	202,076	414,375	—	8,550	(6)	1,436,791

Tim Larson Chief Growth Officer	2023	392,308	—		1,622,548	—	489,280	—	9,185	(6)	2,513,321
	2022	360,000	150,000	(2)	1,737,525	103,022	574,286	—	3,375	(6)	2,928,208

Joseph Kimmell Executive Vice President, Operations	2023	377,307	—		1,431,633	—	824,131	—	7,932	(6)	2,641,003
	2022	367,308	—		915,113	—	600,000	—	9,608	(6)	1,892,029
	2021	350,000	—		212,346	110,947	341,250	—	2,019	(6)	1,016,562

Wade Lyall Executive Vice President, Sales and Business Development	2023	377,307	—		1,431,633	—	824,131	—	8,290	(6)	2,641,361
	2022	367,308	—		915,113	—	600,000	—	—		1,882,421
	2021	350,000	—		212,346	110,947	341,250	—	—		1,014,543

(1)

The amounts in this column reflect actual salaries paid for each respective fiscal year, which may differ from the annualized base salaries disclosed in “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Base Salary” in this proxy statement.

(2)	Mr. Larson received a cash signing bonus of $150,000 in conjunction with his employment.

(3)

Amounts in this column represent the aggregate grant date fair value of RSU and PSU awards granted in each respective fiscal year. The value of the awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), disregarding the effects of estimated forfeitures. For the assumptions made in the valuation of PSU awards, see Note 11 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2023. For PSUs, the value at the grant date is based upon a target payout of the performance metrics over the three-year performance period. If the highest level of payout were achieved, the value of the PSU awards as of the grant date would be as follows: $6,476,300 (Yost), $2,211,900 (Hough), $1,804,876 (Larson), $1,592,508 (Kimmell) and $1,592,508 (Lyall).

(4)

Amounts in this column represent the aggregate grant date fair value of stock option awards granted in each respective fiscal year, computed in accordance with ASC 718, disregarding the effects of estimated forfeitures. For the assumptions made in the valuation of option awards, see Note 11 to the Company’s audited consolidated financial statements included in Item 15 of the Company’s Annual Report on Form 10-K for fiscal 2023.

(5)

Amounts in this column represent bonuses earned under the Company’s Annual Bonus Plan. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual Incentive Bonus” in this proxy statement.

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⬛  COMPENSATION TABLES

(6)

Amounts represent: (i) matching contributions made by the Company to the NEO’s 401(k) plan account (the “401(k) Match”); and (ii) the cost of the Executive Health Care Benefit, if utilized by the respective NEO. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Additional Information—Benefit, Retirement and Deferred Compensation Plans” in this proxy statement.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023

The following table lists grants of plan-based awards to each of our NEOs during fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Yost			498,750	997,500	1,995,000	—	—	—	—	—	—	—
	03/20/23	(a)	—	—	—	—	—	—	23,551	—	—	2,583,916
	03/20/23	(b)	—	—	—	19,197	38,394	76,788	—	—	—	3,238,150
Laurie Hough			312,500	625,000	1,250,000	—	—	—	—	—	—	—
	03/20/23	(a)	—	—	—	—	—	—	8,177	—	—	882,505
	03/20/23	(b)	—	—	—	6,557	13,113	26,226	—	—	—	1,105,950
Tim Larson			160,000	320,000	640,000	—	—	—	—	—	—	—
	03/20/23	(a)	—	—	—	—	—	—	5,103	—	—	720,110
	03/20/23	(b)	—	—	—	5,350	10,700	21,400	—	—	—	902,438
Joseph Kimmell			269,500	539,000	1,078,000	—	—	—	—	—	—	—
	03/20/23	(a)	—	—	—	—	—	—	5,888	—	—	635,379
	03/20/23	(b)	—	—	—	4,721	9,441	18,882	—	—	—	796,254
Wade Lyall			269,500	539,000	1,078,000	—	—	—	—	—	—	—
	03/20/23	(a)	—	—	—	—	—	—	5,888	—	—	635,379
	03/20/23	(b)	—	—	—	4,721	9,441	18,882	—	—	—	796,254

(1)

Amounts in these columns represent amounts payable at threshold, target and maximum under the terms of the Bonus Plan for fiscal 2023. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Compensation—Annual Incentive Bonus” in this proxy statement.

(2)

Amounts in these columns represent shares that may vest in respect of PSUs at threshold, target and maximum levels depending on the achievement of certain performance metrics granted to each NEO in fiscal 2023. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-term Equity Awards—Performance Stock Units” in this proxy statement.

(3)

Amounts in this column represent the number of RSUs granted to each NEO in fiscal 2023 which are subject to the vesting and delivery conditions described above in “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-term Equity Awards—Restricted Stock Units” in this proxy statement.

(4)	Reflects the grant date fair value of RSU and PSU awards granted in fiscal 2023 determined in accordance with ASC 718. See footnote (3) to the Summary Compensation Table in this proxy statement.

44

COMPENSATION TABLES  ⬛

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR END

The following table lists outstanding equity awards previously granted to our NEOs as of April 1, 2023.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (3)	Market Value of Share or Units of Stock that have not Vested ($) (4)	Equity Incentive Plan Awards: Units of stock that have not Vested (#) (5)	Equity Incentive Plan Awards: Market value of stock that have not Vested ($) (6)
Mark Yost	16,625	—	$15.00	1/3/2029	—	—	—	—
	69,425	—	$32.11	1/2/2030	—	—	—	—
	22,859	11,430	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	58,421	4,395,012	—	—
	—	—	—	—	—	—	77,084	5,799,029
Laurie Hough	13,125	—	$15.00	1/3/2029	—	—	—	—
	32,785	—	$32.11	1/2/2030	—	—	—	—
	10,794	5,398	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	20,608	1,550,340	—	—
	—	—	—	—	—	—	28,439	2,139,466
Tim Larson	4,205	8,411	$53.06	6/1/2031	—	—	—	—
	—	—	—	—	17,587	1,323,070	—	—
	—	—	—	—	—	—	21,901	1,647,612
Joseph Kimmell	—	2,964	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	14,489	1,090,007	—	—
	—	—	—	—	—	—	19,254	1,448,478
Wade Lyall	11,905	—	$32.11	1/2/2030	—	—	—	—
	5,926	2,964	$31.21	1/4/2031	—	—	—	—
	—	—	—	—	14,489	1,090,007	—	—
	—	—	—	—	—	—	19,254	1,448,478

(1)

Represents options to purchase common stock granted to each NEO under the Company’s Equity Incentive Plan, which are subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of the vesting commencement date set out in the grant. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-Term Equity Awards—Stock Options” in this proxy statement.

(2)

The exercise price can be equal to the greater of the closing price on the grant date or equal to a volume weighted average price (“VWAP”). Awards granted in fiscal 2020 and fiscal 2022 utilized the closing price of the stock on the date of the grant. Awards granted in fiscal 2021 utilized a VWAP based on trades of the Company’s common stock for the 30 trading days ending on December 31, 2020.

(3)

Represents RSUs granted to each NEO under the Company’s Equity Incentive Plan, which are subject to the NEO’s continued employment by or service to the Company on each vesting date, scheduled to vest in equal annual installments on each of the first three anniversaries of the vesting commencement date set out in the grant. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-Term Equity Awards—Restricted Stock Units” in this proxy statement.

(4)

The amounts in this column have been calculated by multiplying $75.23 (the closing price of the Company’s common stock on the last trading day of fiscal 2023, which was March 31, 2023) by the number of shares of stock underlying the outstanding RSU awards.

(5)

Represents the number of PSUs that may be earned by each NEO under the Company’s Equity Incentive Plan assuming target performance is achieved. See “Compensation Discussion and Analysis, What We Pay and Why: Elements of Compensation—Long-term Equity Awards—Performance Stock Units” in this proxy statement.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	45

⬛  COMPENSATION TABLES

(6)

The amounts in this column have been calculated by multiplying $75.23 (the closing price of the Company’s common stock on the last trading day of fiscal 2023, which was March 31, 2023) by the number of shares of stock underlying the outstanding PSU awards assuming target performance is achieved.

STOCK VESTED IN FISCAL 2023

The following table includes information with respect to the PSUs and RSUs vested in, our NEOs during fiscal 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Mark Yost	57,401	2,966,884

Laurie Hough	23,621	1,217,146

Tim Larson	3,443	182,507

Joseph Kimmell	13,433	693,137

Wade Lyall	13,433	693,137

(1)	Represents the number of performance stock units and restricted shares of the Company’s common stock that vested during fiscal 2023.

(2)

Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting. For the two PSU awards granted in fiscal 2020, the three-year performance period ended on July 1, 2022 and January 2, 2023, respectively. The final payout determination was made by the Compensation Committee in and was settled in Skyline Champion stock. The final payout under each award was based on rTSR relative to the performance peer group and was equal to 150% of the target opportunity.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are party to employment agreements with NEOs Yost, Hough and Larson. The equity awards held by these NEOs also have certain termination protections and certain awards are subject to accelerated vesting on a change in control. This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them. In March 2023, the employment agreement with Ms. Hough was amended to make the terms for certain payments upon death or disability consistent with the other NEO employment agreements.

Other than the Separation Plan, our payment obligations under each employment or equity award agreement are contingent upon the NEO satisfying the following obligations:

◾	During his or her employment and for 18 months following his or her termination of employment (24 months for Mr. Yost), the NEO must comply with the provisions of a covenant not to compete.

◾

During his or her employment and for 18 months following his or her termination of employment (24 months for Mr. Yost), the NEO may not solicit or induce our associates to leave us or hire any of our associates.

◾

During his or her employment and at all times subsequent to the last day of his or her employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.

◾	The NEO must return our property and must execute an agreement releasing us from any claims.

46

COMPENSATION TABLES  ⬛

TERMINATION SCENARIOS THAT CAN TRIGGER PAYMENTS AND BENEFITS

There are four categories of events related to a termination of employment that can trigger payments or other benefits to our NEOs: (i) death and disability; (ii) involuntary termination; (iii) voluntary termination for good reason; and (iv) change of control (followed by an involuntary termination). The following chart describes each category.

Category	Specific Event	Requirements and payments
Death or Disability	Death	Upon the termination of any NEO’s employment as a result of death, the NEO’s estate is entitled to earned but unpaid base salary, reimbursement of business expenses, and payment of annual bonus compensation earned in the year preceding death, but not yet paid as of such NEO’s death. Further, the unvested portion of outstanding RSUs and stock options held by the NEO shall vest in full upon the NEO’s termination of employment or service due to death. Each NEO’s estate would be entitled to a pro rata bonus for the year in which death occurred.
Disability

In connection with a termination of employment due to disability, the NEO would become entitled to the same payments, including accelerated vesting of his or her RSUs and stock options as described under “Death” immediately above, as well as any benefits to which the executive may become (or to which he or she may have already been) entitled pursuant to the Company’s short and long-term disability plans in effect from time to time. Each NEO would be entitled to a pro rata bonus for the year in which disability occurred.

Involuntary Termination	For Cause

Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events have occurred. These events are described in detail in the employment agreements for each NEO. Except for base salary that is earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to a NEO as a result of a termination for cause.

Without Cause

Termination by us without cause under each of the NEO’s employment agreements occurs when we terminate the NEO’s employment for any reason other than for cause or disability.

Pursuant to their respective employment agreements, in the event any NEO is terminated by the Company without cause, he or she will be provided the following severance benefits: (i) continued payment of their annual base salary and bonus at target for a period of twenty-four months for Mr. Yost, or payment of annual base salary for a period of twelve months for Ms. Hough and Mr. Larson following the date of termination, (ii) the annual bonus that was earned but has not yet been paid in the year prior to the year of termination (if any), and (iii) continued participation in, and partial subsidy of the premium cost of, any employer sponsored benefit plans for a period of twenty-four months (Yost) or twelve months (Hough and Larson) following the date of termination. The foregoing severance payments are subject to the NEO executing a general release of claims for the benefit of the Company. None of the employment agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation. However, if the NEO’s employment or other service relationship with the Company or any of the Company’s subsidiaries is terminated without cause (as defined in the Equity Incentive Plan), then the next one-third of unvested stock options and the next one-third of unvested RSUs that would have vested had such NEO remained employed or in service shall vest upon such termination of employment or service. As separately described in the PSU award agreement, a specified percentage of PSUs (as described in the PSU agreement) shall remain outstanding and eligible to vest based on actual performance for one year following such termination of employment or service.

With respect to NEOs Kimmell and Lyall, if their employment with the Company is involuntarily terminated by the Company, then they may be considered for severance benefits under the Separation Plan. The Separation Plan applies broadly to eligible participants who have at least twelve months service with the Company and allows for management discretion in determining, on a case-by-case basis, a separation allowance and a period of benefits continuance in the

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	47

⬛  COMPENSATION TABLES

Category	Specific Event	Requirements and payments

event the participant’s employment is involuntarily terminated by the Company without cause. The guidelines under the Separation Plan provide for two weeks of severance for every year of service to the Company, with a minimum separation allowance of 12 weeks, and a maximum of 39 weeks. Outplacement services are also suggested under the Separation Plan.

Voluntary Termination	For Good Reason

Voluntary termination by the NEO for good reason occurs when the NEO terminates employment because of the occurrence of one of certain conditions described in the NEO’s respective employment agreement. Pursuant to their respective employment agreements, in the event the NEO terminates his or her employment with the Company for good reason, he or she will be provided with the same severance benefits to which he or she would be entitled in the event of the involuntary termination of his or her employment with the Company without cause (including accelerated vesting of certain incentive equity awards).

Without Good Reason

Termination by the NEO without good reason occurs when the NEO terminates his or her employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 30 days prior to the effective date of termination. Except for base salary and bonus that have been earned, but not yet paid on the date of such termination, and reimbursements for business expenses, we will not owe any payments to a NEO as a result of a termination without good reason.

Change In Control		The PSUs and RSUs held by the NEOs vest upon a change in control (as such term is defined in the PSU and RSU award agreements) provided that the NEO is employed on the date of such change in control.

48

COMPENSATION TABLES  ⬛

ESTIMATED SEVERANCE AND CHANGE IN CONTROL PAYMENTS

The following table and footnotes present potential payments to each NEO under various circumstances as if the named executive officer’s employment had been terminated on April 1, 2023 the last day of fiscal 2023, and/or if a change in control had occurred on such date.

	Type of Event

Name	Death or Disability		Change in Control		Involuntary Termination Without Cause or Voluntary Termination with Good Reason

Mark Yost

Salary Continuation	—		—		1,500,000	(5)

Health Insurance Subsidy	5,500	(1)	—		22,000	(6)

Annual Incentive Bonus	498,750	(2)	—		1,995,000	(5)

Long Term Equity Award	4,898,161	(3)	5,799,029	(4)	2,382,018	(7)

Laurie Hough

Salary Continuation	—		—		500,000	(8)

Health Insurance Subsidy	—	(1)	—		—	(6)

Annual Incentive Bonus	312,500	(2)	—		—

Long Term Equity Award	1,787,960	(3)	2,139,466	(4)	925,222	(7)

Tim Larson

Salary Continuation	—		—		400,000	(8)

Health Insurance Subsidy	—	(1)	—		—	(6)

Annual Incentive Bonus	160,000	(2)	—		—

Long Term Equity Award	1,509,542	(3)	1,647,612	(4)	620,587	(7)

Joseph Kimmell

Salary Continuation	—		—		192,500	(9)

Health Insurance Subsidy	—		—		—

Annual Incentive Bonus	—		—		—

Long Term Equity Award	1,220,482	(3)	1,448,478	(4)	599,233	(7)

Wade Lyall

Salary Continuation	—		—		281,346	(10)

Health Insurance Subsidy	—		—		—

Annual Incentive Bonus	—		—		—

Long Term Equity Award	1,220,482	(3)	1,448,478	(4)	599,233	(7)

(1)

Represents the Company’s portion of the healthcare premiums until such time as the NEO is eligible for long-term disability benefits, which is estimated to be 26 weeks. No value is reported for Ms. Hough or Mr. Larson who, as of April 1, 2023, did not participate in the Company’s medical and dental plans.

(2)

Represents the value of a pro rata bonus, at current salary level, in the year in which death or disability occurred, calculated in the same manner and to be paid at the same time as the bonus paid to executives generally. Estimated at 50% of target bonus using fiscal 2023 base salary amount.

(3)

Represents the combined value of unvested RSUs and stock options that become vested as described in “Long-Term Equity Awards” in this proxy statement. The value of the unvested RSUs was calculated by multiplying the closing market price of our common stock on March 31, 2023 ($75.23) by the number of unvested RSUs. The value of unvested stock options that become vested as described herein was calculated by multiplying the number of shares

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	49

⬛  COMPENSATION TABLES

underlying the unvested stock options by the difference between the closing market price of our common stock on March 31, 2023 and the option exercise prices shown in the outstanding equity awards table.

(4)

Represents the value of unvested PSUs that become vested as described in “Long-Term Equity Awards” in this proxy statement. The value of the unvested PSUs was calculated by multiplying the closing market price of our common stock on March 31, 2023 ($75.23) by the number of unvested PSUs.

(5)	Represents 24 months of payments equal to Mr. Yost’s annual base salary rate of pay on April 1, 2023 and bonus at target.

(6)

Represents the Company’s portion of the healthcare premiums for the 24-month severance period for Mr. Yost. No value is reported for Ms. Hough or Mr. Larson who, as of April 1, 2023, did not participate in the Company’s medical and dental plans.

(7)

Represents shares underlying the NEO’s stock options (which were unvested on April 1, 2023) scheduled to vest in fiscal 2024, multiplied by the positive difference of the closing price of a share of the Company’s common stock as of March 31, 2023 over the exercise price of such stock option, plus the product of the NEO’s RSUs (which were unvested on April 1, 2023) scheduled to vest in fiscal 2024, multiplied by the closing price of a share of the Company as of March 31, 2023.

(8)	Represents 12 months of payments equal to the NEO’s annual base salary rate of pay on April 1, 2023.

(9)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Kimmell severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Kimmell’s service to the Company (i.e., 13 years), with a minimum of 12 weeks of severance, and a maximum of 39 weeks of severance.

(10)

Represents severance under the Separation Plan (assuming the Company would exercise its discretion to pay to Mr. Lyall severance benefits thereunder upon the Company’s termination of his employment without cause) based on two weeks of severance for every year of Mr. Lyall’s service to the Company (i.e., 19 years), with a minimum of 12 weeks of severance, and a maximum of 39 weeks of severance.

CEO PAY RATIO

The following information about the relationship between the compensation of our employees and the annualized compensation of Mr. Yost, our Chief Executive Officer for fiscal 2023, is provided in compliance with the requirements of Item 402(u) of Regulation S-K adopted under the Exchange Act (“Item 402(u)”).

We took the following steps in identifying the median of the annual total compensation of all our employees. We determined that, as of April 1, 2023, the last day of fiscal 2023, the employee population was approximately 7,700, all located in the United States and Canada. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date.

We next identified the employee receiving the median amount of compensation in our employee population. To do this we compared the amount of base salary and wages, paid time off and cash incentive compensation received by each employee, other than Mr. Yost, as reflected in our payroll records. This compensation measure was annualized for permanent employees who were employed on the measuring date but who did not work for the full calendar year. The compensation measure was consistently applied to all of our employees.

As required by Item 402(u), once we identified our median employee, we calculated that employee’s annual total compensation for fiscal 2023 in the same manner in which we calculated Mr. Yost’s total fiscal 2023 compensation reported in the Summary Compensation Table on page 43.

In fiscal 2023, the estimated median of the annual total compensation of our employees, excluding Mr. Yost, determined as described in the preceding paragraph, was $37,440. Mr. Yost’s total compensation for fiscal 2023 was $8,077,646. The resulting estimated ratio of the annual total compensation of Mr. Yost’s to the median of the annual total compensation of all employees was 216 to 1.

The pay ratio provided above was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at Skyline Champion. Other public companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated pay ratio reported above should not be used as a basis for comparison among companies.

50

COMPENSATION TABLES
⬛

PAY VERSUS PERFORMANCE
The following table provides information regarding compensation actually paid to our Principle Executive Officer (“PEO”) and non-PEO
NEOs during the last three fiscal years, as well as total shareholder return, net income and revenue
.

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3) (4)	Cumulative Total Shareholder Return ($)	Cumulative Peer Group Shareholder Return ($) (5)	Net Income (in thousands) ($)	Company Selected Measure - Revenue (in thousands) ($) (6)

2023	8,077,646	11,308,701	2,807,914	3,727,096	479.78	273.42	401,802	2,606,560

2022	5,765,742	9,156,467	2,160,329	3,003,453	350.00	217.54	248,044	2,207,229

2021	2,635,562	7,280,148	1,104,635	2,446,060	288.65	269.19	84,899	1,420,881

(1)
For the three years presented,
Mark Yost,
President and CEO served as the Company’s PEO. The amounts shown in the “Summary Compensation Table Total for PEO” column reflect the amounts of total compensation reported for Mr. Yost for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
Adjustments to the Summary Compensation Table Total to arrive at Compensation Actually Paid (“CAP”) for our PEO are shown below. No adjustments were necessary for defined benefit and pension plans, dividends, equity awards granted and vested during the same fiscal year, or forfeitures. The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.

Year	Summary Compensation Table Total for PEO ($)	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year ($)	Plus: Fair Value of Unvested Equity at Fiscal Year-End (Current Year Awards) ($)	Plus: Increase/(Decrease) in Fair Value of Equity Vested During Fiscal Year ($)	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Prior Year Awards) ($)	Compensation Actually Paid to PEO ($)

2023	8,077,646	(5,822,066)	6,585,723	746,685	1,720,714	11,308,701

2022	5,765,742	(3,660,296)	2,908,784	2,538,546	1,603,691	9,156,467

2021	2,635,562	(1,247,012)	2,278,688	916,685	2,696,225	7,280,148

(3)
Non-PEO
NEOs are: Laurie Hough, Tim Larson, Joseph Kimmel, and Wade Lyall in fiscal 2023; Laurie Hough, Tim Larson, Joseph Kimmel, Wade Lyall, and Robert Spence in fiscal 2022; and Laurie Hough, Joseph Kimmel, Wade Lyall, and Robert Spence in fiscal 2021.

(4)
Adjustments to the Summary Compensation Table Total to arrive at CAP for non-PEO
NEOs are shown below. No adjustments were necessary for defined benefit and pension plans, dividends, equity awards granted and vested during the same fiscal year, or forfeitures.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year ($)	Plus: Average Fair Value of Unvested Equity at Fiscal Year- End (Current Year Awards) ($)	Plus: Increase/(Decrease) in Fair Value of Equity Vested During Fiscal Year ($)	Plus: Increase/(Decrease) in Fair Value of Unvested Equity at Fiscal Year-End (Prior Year Awards) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	2,807,914	(1,618,567)	1,830,868	161,192	545,689	3,727,096

2022	2,160,329	(1,125,595)	936,428	647,903	384,389	3,003,453

2021	1,104,635	(383,918)	701,542	276,522	747,279	2,446,060

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	51

Table of Contents
⬛
  COMPENSATION TABLES

(5)
The peer group consists of Beazer Homes USA, Cavco Industries, Century Communities, LGI Homes, MDC Holdings, M/I Homes, Meritage Homes, Quanex Building Products Corp, and Tri Pointe Group, which is the same peer group we use in our fiscal 2023 Annual Report on Form
10-K
.
 The peer group TSR calculation is weighted by market capitalization at the beginning of the applicable period. The comparison assumes $100 was invested for the period starting March 28, 2020, through the end of the listed fiscal year. The below graph illustrates the relationship between our Cumulative TSR and peer group TSR, and the relationship between our CAP and the cumulative TSR for the Company and our peer group:

(6)
The below graphs illustrate the relationship between CAP and Net Income and CAP and Revenue, which in our assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) that we used to link compensation actually paid to our NEOs for fiscal 2023.

52

Table of Contents
COMPENSATION TABLES
⬛

We structure our executive compensation program to award compensation that depends on, and rewards executi ve
s on the basis of individual and Company short and long-term performance and thereby fosters a pay-for-performance
culture. The Compensation Committee selects the metrics used for both our short-term and long-term incentive awards because it be lie
ves they effectively drive financial and operational performance and incentivize our executives to pursue actions that create sustainable shareholder value. The financial performance measures used by the Company for fiscal 2023 to align the compensation actually paid to the Company’s NEOs to Company performance are:

Financial Performance Measures

◾ Revenue

◾ Earnings per Share

◾ Relative Total Shareholder Return

◾ Single Family Home Completion Market Share

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	53

⬛  DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below.

DIRECTOR COMPENSATION PROGRAM

The following table describes the components of our non-employee director compensation program for fiscal 2023, which remain unchanged from fiscal 2022. The Compensation Committee periodically reviews this program and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program (1)

Director Annual Cash Retainer	$65,000

Annual Equity Retainer	$100,000(2)

Board Chair Annual Retainer	$115,000

Committee Chair Fee	$18,500 for the Audit Committee $18,500 for the Compensation Committee $15,000 for the Nominating and Governance Committee

Committee Member Fee	$10,000 for the Audit Committee $10,000 for the Compensation Committee $7,500 for the Nominating and Governance Committee

(1)	In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us.

(2)

The annual equity retainer consists of RSUs that vest on the earlier of the one-year anniversary of the vesting commencement date or the next Annual Meeting of Shareholders. RSUs granted to non-employee directors in fiscal 2023 will vest on July 26, 2023, generally subject to continued service through such date. RSUs will vest in full in the event a director’s service is terminated by the Company without “cause” or by reason of the director’s “disability” (as each such term is defined in the Equity Incentive Plan) or if the director’s service terminates due to the director’s death. Delivery of the shares underlying the vested RSUs shall occur upon the earlier of: (i) the vesting date; and (ii) the occurrence of a change in control (as defined in the RSU award agreement). Each non-employee director RSU award agreement also incorporates provisions with respect to perpetual confidentiality. A breach by the non-employee director of such provisions could result in such non-employee director’s termination for cause and the termination of the RSU award for no consideration.

NON-EMPLOYEE DIRECTOR COMPENSATION IN FISCAL 2023

The following table provides each element of non-employee director compensation during fiscal 2023.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Keith Anderson	71,842	100,000	171,842

Michael Berman	91,000	100,000	191,000

Timothy Bernlohr	132,500	100,000	232,500

Eddie Capel	83,500	100,000	183,500

John Firth (3)	26,050	—	26,050

Michael Kaufman	90,000	100,000	190,000

Erin Mulligan Nelson	81,842	100,000	181,842

Nikul Patel	51,318	100,000	151,318

Gary Robinette	76,448	100,000	176,448

(1)	Represents the cash compensation earned in fiscal 2023 for Board and Committee service.

(2)

Represents the aggregate grant date fair value of stock awards made in fiscal 2023 as determined in accordance with ASC 718, disregarding the effects of estimated forfeitures. The Company grants RSUs annually to each non-employee director in conjunction with their appointment to the Board of Directors. On July 26, 2022, the Company granted each non-employer director 1,698 shares of RSUs, which remained unvested as of June 2, 2023.

(3)	Mr. Firth retired from the Board of Directors in conjunction with the conclusion of the 2022 annual meeting of shareholders.

54

DIRECTOR COMPENSATION  ⬛

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of June 2, 2023, our directors and executive officers beneficially owned, including share-based awards expected to vest and be issued or will become exercisable within 60 days, in the aggregate, 3,993,725 shares of Skyline Champion common stock (or collectively approximately 7.0% of the outstanding shares of Common Stock).

The following table describes the shares of Skyline Champion common stock that each of the following persons beneficially owned as of June 2, 2023 by each of Skyline Champion’s current directors, Skyline Champion’s NEOs, all of Skyline Champion’s current directors and executive officers as a group, and each other person known to Skyline Champion to beneficially own more than five percent of the outstanding shares of Skyline Champion common stock.

Name**	Position	Shares of Common Stock Beneficially Owned (8)		Percent of Class

DIRECTORS: (1)

Mark Yost	President and Chief Executive Officer, Director	365,376	(9)	*

Keith Anderson	Director	270,352		*

Michael Berman	Director	10,099		*

Timothy Bernlohr	Chairman of the Board, Director	67,964		*

Eddie Capel	Director	9,956		*

Michael Kaufman	Director	3,010,666	(10)	5.3%

Erin Mulligan Nelson	Director	3,448		*

Nikul Patel	Director	1,698		*

Gary Robinette	Director	36,214	(11)	*

EXECUTIVE OFFICERS:

Laurie Hough	Executive Vice President, Chief Financial Officer and Treasurer	101,471		*

Tim Larson	Chief Growth Officer	5,295		*

Joseph Kimmell	Executive Vice President, Operations	11,181		*

Wade Lyall	Executive Vice President, Sales and Business Development	29,548		*

All executive officers and directors of Skyline Champion as a group (15 persons) (2)		3,993,725		7.0%

GREATER THAN 5% SHAREHOLDERS (3):

Wellington Management Group LLP (4)		7,955,171		14.0%

The Vanguard Group (5)		6,038,081		10.6%

BlackRock, Inc. (6)		3,845,184		6.8%

American Century Investment Management, Inc. (7)		3,008,236		5.3%

MAK Champion Investment LLC and related investment funds (8)		3,000,000		5.3%

*	Indicates less than 1.0% of the total number of outstanding shares of Skyline Champion common stock calculated in accordance with Rule 13d-3 under the Exchange Act.

**	Unless otherwise indicated, the address for all persons is 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

(1)

Information with respect to the directors and executive officers is based on our records and data supplied by each of the directors and executive officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

(2)

In addition to shares held by the directors and named executive officers identified in the table above, 32,948 shares and 37,510 shares are beneficially owned by Skyline Champion executive officers Robert Spence, Senior Vice President, General Counsel and Secretary and Timothy Burkhardt, Vice President and Controller, respectively.

(3)	Information reported with respect to greater than 5% shareholders is as of December 31, 2022.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	55

⬛  DIRECTOR COMPENSATION

(4)	The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

(5)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)	The address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(8)

MAK Champion Investment LLC is wholly owned by MAK Capital Fund LP. MAK GP LLC is the general partner of, and MAK Capital One LLC is the investment adviser to MAK Capital Fund LP. The business address of each of the entities and persons identified above is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(9)

Consists of (i) 154,910 shares of Skyline Champion common stock held of record by Mr. Yost, including shares of our common stock issuable upon the vesting of restricted stock units within 60 days of June 2, 2023, (ii) 144,000 shares of our common stock held of record by the U.S. Trust Company of Delaware, as Trustee of the Mark J. Yost Family Gift Trust UAD December 8, 2021, and (iii) 66,466 shares of our common stock held of record by Mr. Yost’s wife. Under the Trust, Mr. Yost indirectly retained the right to vote the shares.

(10)

Michael Kaufman is the managing member of MAK GP LLC and MAK Management LLC. The shares included in this column represent 10,666 shares held directly by Mr. Kaufman and 3,000,000 shares held by MAK Champion Investment, LLC (“MAK Champion”).

(11)

Consists of (i) 1,698 shares of Skyline Champion common stock held of record by Mr. Robinette, including shares of our common stock issuable upon the vesting of restricted stock units within 60 days of June 2, 2023, and (ii) 34,516 shares of our common stock held of record by Robinette Family, LLC. Mr. Robinette retained the rights to vote the shares.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report any transactions in our common stock to the SEC and to share those reports with us. As a matter of practice, we assist our executive officers and directors in preparing and filing these reports. Based solely upon a review of such reports, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during fiscal 2023, all required events of our officers, directors, and 10% shareholders required to be reported were timely filed except as follows: (i) NEO Larson had one delinquent report on Form 4 covering one transaction, filed March 3, 2023 and (ii) each of NEOs Yost, Hough, Kimmell, Lyall and Spence each had one delinquent report on Form 4 covering one transaction, filed on July 18, 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 1, 2023, with respect to our equity-based compensation plans under which shares of our common stock have been authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by Shareholders	1,258,053	$28.68	3,630,698

Equity compensation plans not approved by Shareholders	—	—	—

Total	1,258,053	$28.68	3,630,698

(1)

This amount represents the following: (a) 397,981 shares subject to the vesting and/or exercise of outstanding options; (b) 530,417 shares subject to vesting of outstanding performance-based restricted stock units reflected at the maximum potential vesting; and (c) 329,655 shares subject to vesting of outstanding restricted stock units. The options, performance-based restricted stock units and restricted stock units were all granted under our 2018 Equity Incentive Plan.

(2)

The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of performance-based restricted stock units and time-based restricted stock units, which have no exercise price.

56

GENERAL INFORMATION  ⬛

GENERAL INFORMATION

VOTING INFORMATION

Shareholders Entitled to Vote

The record date for voting is June 2, 2023. Only shareholders of record at the close of business on June 2, 2023, are entitled to notice of and to vote at the 2023 Annual Meeting and any adjournment or postponement of the meeting. On June 2, 2023, there were 57,133,344 shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2023 Annual Meeting. There are no cumulative voting rights for the election of directors.

The holders of a majority of the outstanding shares of common stock as of the close of business on the record date must either be present in person or represented by proxy to constitute a quorum at the 2023 Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. All votes cast at the 2023 Annual Meeting will be tabulated by Mediant.

How to Vote (Record Owners)

Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

◾ By Internet. You may vote online by accessing www.proxypush.com/SKY and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

◾ By Telephone. If you are located in the U.S., you may vote by calling toll free 1-866-307-0847 and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

How to Vote (Beneficial Owners)

If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

◾ By Internet. You may vote online by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

◾ By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

◾ By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

◾ In Person. You must obtain a legal proxy from the organization that holds your shares in order to vote your shares online during the annual shareholders meeting. Follow the instructions on the Notice to obtain this legal proxy.

Deadline for Voting	For both shareholders of record and beneficial owners of shares held in street name, online and telephone voting is available through 11:59 p.m. ET on Wednesday, July 26, 2023.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	57

⬛  GENERAL INFORMATION

Changing Your Vote

You may change or revoke the authority granted by your execution of a proxy at any time prior to the 2023 Annual Meeting by:

◾ filing a timely written notice of revocation addressed to the attention of: Secretary, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

◾ mailing a duly executed proxy bearing a later date;

◾ re-voting by Internet or telephone prior to the date and time described in this proxy statement; or

◾ voting in person at the 2023 Annual Meeting and requesting that your proxy be revoked.

Only your latest vote will be counted.

Effect of Not Voting

Shareholders of Record. If you are a shareholder of record and you:

◾ Do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the 2023 Annual Meeting to vote them in person.

◾ Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards	Proposals Two (ratification of EY) and Three (advisory vote on executive compensation) must be approved by the affirmative vote of a majority of the votes cast. Proposal One (election of director) must be approved by the affirmative vote of a plurality of the votes cast. With regard to Proposal Four, the frequency that receives the greatest number of votes will be deemed the frequency recommended by our shareholders. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposals One, Two, Three or Four.

Routine and Non-Routine Proposals

Routine Proposals. Proposal Two (ratification of EY) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors), Three (advisory vote on executive compensation) and Four (advisory vote on the frequency of votes on executive compensation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	Representatives from Mediant, our proxy services vendor will tabulate the votes and the Skyline Champion Assistant Secretary will act as inspector of election at the annual shareholders meeting.

58

GENERAL INFORMATION  ⬛

PROXY INFORMATION

Electronic Access to Proxy Materials and Annual Report

We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about June 16, 2023, we will mail the Notice to our shareholders. The Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

◾  View our proxy materials for the 2023 Annual Meeting on the internet.

◾  Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our 2023 Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Proxy Solicitation	Proxies may be solicited, without extra compensation, by officers, agents and employees of Skyline Champion who may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Skyline Champion.

“Householding of Proxy Materials”	The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Skyline Champion and some brokers “household” proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Skyline Champion that your broker or Skyline Champion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Skyline Champion if you hold shares directly in your name. You can notify Skyline Champion by sending a written request to Investor Relations, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084, or by calling (248) 614-8211.
ANNUAL SHAREHOLDERS MEETING INFORMATION

Attendance at the Annual Shareholders Meeting	Attendance at the 2023 Annual Meeting will be limited to record or beneficial owners of Skyline Champion common stock as of June 2, 2023 (or their authorized representatives). The Annual Meeting will be a virtual meeting conducted solely online via live webcast at www.proxydocs.com/SKY. Please register in advance at www.proxydocs.com/SKY prior to the registration deadline of 5:00 p.m. EDT on July 26, 2023. As part of the registration process, you must enter the control number provided on your proxy card, voting instruction form, or Notice of Electronic Availability. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

2023 PROXY STATEMENT – ANNUAL MEETING OF SHAREHOLDERS	59

⬛  GENERAL INFORMATION

Other Matters	We are not aware of any matters that may come before the annual shareholders meeting other than the proposals disclosed in this proxy statement. If other matters do come before the 2023 Annual Meeting, the named proxies will vote in accordance with their best judgment.

Next Year’s Meeting	We plan to hold our 2024 annual meeting of our shareholders on or about July 23, 2024.

SHAREHOLDER PROPOSAL INFORMATION

Shareholder Proposals and Other Items of Business

Shareholder Proposals to be Considered for Inclusion in Our Proxy Materials. Pursuant to SEC Rule 14a-8, some shareholder proposals may be eligible for inclusion in Skyline Champion’s proxy statement for the 2024 annual meeting of our shareholders. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on February 15, 2024.

Shareholder Proposals to be Brought Before an Annual Meeting. The Company’s by-laws provide that, for shareholder nominations to the Board or other proposals to be considered at an annual meeting, the shareholder’s notice of nomination or other proposal must have been timely received by us at Secretary, Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084. In order to be timely, the notice must be received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of such annual meeting. Assuming the date of our 2024 annual meeting is not so advanced or delayed, shareholders who wish to make a proposal at the 2024 annual meeting must notify us no earlier than March 24, 2024 and no later than April 23, 2024. Such notice must provide the information required by our by-laws with respect to each matter the shareholder proposes to bring before the 2024 annual meeting.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 23, 2024.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at Skyline Champion Corporation, 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Exchange Act of 1934. Words such as “may”, “will”, “could”, “should”, “likely”, “expects”, “believes”, “estimates”, “continues”, “maintain”, “remain”, “recurring”, “target”, and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and are based on certain assumptions and expectations which may not be realized. For a more detailed discussion of these factors, see the information in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them except as required by law.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 1, 2023 WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: SKYLINE CHAMPION CORPORATION, 755 WEST BIG BEAVER ROAD, SUITE 1000, TROY, MICHIGAN 48084, ATTN: INVESTOR RELATIONS.

60

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/SKY
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-307-0847
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Skyline Champion Corporation
Annual Meeting of Shareholders
For Shareholders of record as of June 02, 2023
TIME:	Thursday, July 27, 2023 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SKY for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Laurie Hough and Robert Spence (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Skyline Champion Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Skyline Champion Corporation

Annual Meeting of Shareholders

Please make your marks like this:	X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE			RECOMMENDS

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.					FOR

	1.01 Keith Anderson	FOR ☐	WITHHOLD ☐

	1.02 Michael Berman	☐	☐			FOR

	1.03 Eddie Capel	☐	☐			FOR

	1.04 Michael Kaufman	☐	☐			FOR

	1.05 Tawn Kelley	☐	☐			FOR

	1.06 Erin Mulligan Nelson	☐	☐			FOR

	1.07 Nikul Patel	☐	☐			FOR

	1.08 Gary E. Robinette	☐	☐			FOR

	1.09 Mark Yost	☐	☐			FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.	☐	☐	☐		FOR

3.	To consider a non-binding advisory vote on fiscal 2023 compensation paid to Skyline Champion’s named executive officers.	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
4.	To approve, on a non-binding advisory basis, the frequency of the shareholder vote on the compensation of Skyline Champion’s Named Executive Officers.	☐	☐	☐	☐	1 YEAR

You must register to attend the meeting online and/or participate at www.proxydocs.com/SKY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date